                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )
Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to (section mark)240.14a-11(c) or
    (section mark)240.14a-12
                              WACHOVIA CORPORATION
                (Name of Registrant as Specified In Its Charter)
                            ALICE WASHINGTON GROGAN
                   (Name of Person(s) Filing Proxy Statement)
PAYMENT OF FILING FEE (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange
     Act Rule 0-11:1
    (4) Proposed maximum aggregate value of transaction:
    1Set forth the amount on which the filing fee is calculated and state how it was determined.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:

 (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                         (Wachovia logo appears here)
301 NORTH MAIN STREET
P.O. BOX 3099
WINSTON-SALEM, NORTH CAROLINA 27150
191 PEACHTREE STREET, N.E.
P.O. BOX 4148
ATLANTA, GEORGIA 30303
March 18, 1994
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of
Wachovia Corporation
You are cordially invited to attend the Annual Meeting of Shareholders of Wachovia Corporation to be held at the offices of the Company at 301 North Main Street, Winston-Salem, North Carolina, on Friday, April 22, 1994 at 10:30 A.M., EDT, for the following purposes:
1. To elect five Directors of Wachovia Corporation for a three-year term to expire at the 1997 Annual Meeting of Shareholders, and one Director for a two-year term to expire at the 1996 Annual Meeting of Shareholders.
2. To approve the Wachovia Corporation Stock Plan.
3. To approve certain amendments to the Wachovia Corporation Senior Management Incentive Plan to preserve the Company's tax deduction for certain plan awards.
4. To ratify the appointment of the independent auditors for 1994.
5. To transact such other business as properly may come before the meeting. Shareholders of record at the close of business on March 7, 1994 are entitled to notice of and to vote at said meeting and any adjournment thereof.
L. M. Baker, Jr.
Chief Executive Officer
                                                         PLEASE MARK, DATE,
                                                         SIGN AND RETURN YOUR
                                                         PROXY PROMPTLY.

                                               (Wachovia logo appears here)
301 NORTH MAIN STREET
P.O. BOX 3099
WINSTON-SALEM, NORTH CAROLINA 27150
191 PEACHTREE STREET, N.E.
P.O. BOX 4148
ATLANTA, GEORGIA 30303                                            March 18, 1994
                                PROXY STATEMENT
  This Proxy Statement and accompanying Form of Proxy are being mailed to shareholders on or about March 18, 1994, in connection with the solicitation of Proxies by the Board of Directors of Wachovia Corporation (Wachovia or the Company) for use at the Annual Meeting of Shareholders to be held on April 22, 1994 and at any adjournment thereof. The entire cost of such solicitation will be borne by Wachovia. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and Wachovia will reimburse them for their expenses in so doing. Wachovia has retained W.F. Doring & Co. to assist in such solicitation. The fee to be paid to such firm is not expected to exceed $7,500, plus reasonable out-of-pocket costs and expenses. Personal solicitation may be conducted by Directors, officers and employees of Wachovia and its subsidiaries.
  The shares represented by the accompanying Proxy will be voted if the Form of Proxy is properly signed and received by Wachovia prior to or at the time of the meeting. Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no choice is specified, the Proxy will be voted in favor of Proposals 1, 2, 3 and 4. Any Proxy may be revoked at any time prior to the voting of the Proxy by notifying the Secretary of Wachovia in writing or by signing and delivering a Proxy with a later date. A Proxy is suspended if the person giving the Proxy attends the meeting and elects to vote in person.
  Throughout this Proxy Statement, reference will be made to the following subsidiaries or former subsidiaries of Wachovia: Wachovia Corporation of North Carolina (WCNC), Wachovia Bank of North Carolina, N.A. (WBNC), Wachovia Corporation of Georgia (WCGA), Wachovia Bank of Georgia, N.A. (WBGA), and South Carolina National Corporation (SCNC). WCNC and WCGA were bank holding companies organized under the laws of North Carolina and Georgia, respectively, and were merged into Wachovia effective March 31, 1993. WBNC, formerly a subsidiary of WCNC, and WBGA, formerly a subsidiary of WCGA, are national banking associations organized under the laws of the United States. SCNC is a bank and savings and loan holding company organized under the laws of the State of South Carolina, the principal subsidiary of which is The South Carolina National Bank (SCNB). SCNB is a national banking association organized under the laws of the United States.
  Shareholders of record at the close of business on March 7, 1994 will be entitled to vote at the Annual Meeting of Shareholders. Holders of Wachovia's common stock, $5.00 par value per share (the Common Stock), are entitled at all meetings of shareholders of Wachovia to one vote for each share held. At the close of business on March 7, 1994, there were 171,582,507 shares of Common Stock outstanding. All such shares are entitled to be voted at the meeting.
  Under the bylaws of Wachovia, a majority of votes entitled to be cast on a particular matter, represented in person or by proxy, constitutes a quorum for purposes of all matters to be considered at the Annual Meeting. The bylaws of Wachovia further provide that once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Shares which are withheld as to voting with respect to one or more of the nominees for Director and abstentions will be counted in determining the existence of a quorum, but shares held by a broker, as nominee, that are not
                                       2
voted on any matter will not be counted for such purposes.
  Under the laws of North Carolina, the persons receiving a plurality of the votes cast by the shares entitled to vote will be elected as Directors. The proposal to approve the Wachovia Corporation Stock Plan will be adopted if it receives the affirmative vote of the holders of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting. The proposal to approve certain amendments to the Wachovia Corporation Senior Management Incentive Plan will be adopted if it receives the affirmative vote of a majority of the voting shares. The proposal to ratify the appointment of the independent auditors for 1994 will be approved if the votes cast in favor of such proposal exceed the votes cast against such proposal. Abstentions, shares which are withheld as to voting with respect to nominees for Director and shares held of record by a broker, as nominee, that are not voted with respect to any of the foregoing proposals will not be counted as a vote in favor of or against such proposal and, therefore, will have no effect on the proposal to elect the six Directors named herein, the proposal to approve certain amendments to the Wachovia Corporation Senior Management Incentive Plan and the proposal to ratify the appointment of independent auditors for 1994. However, abstentions will be counted as shares present and entitled to vote on the proposal to approve the Wachovia Corporation Stock Plan and, therefore, will be treated as a vote against such proposal.
  To Wachovia's knowledge, no shareholder beneficially owned more than 5% of the outstanding shares of Wachovia Common Stock as of December 31, 1993. Wachovia's three principal banking subsidiaries held, as of December 31, 1993, in various fiduciary capacities, an aggregate of 11,203,607 shares, or 6.5375%, of the Common Stock, as follows: WBNC (7,759,118 shares, or 4.5275%), WBGA (2,261,362 shares, or 1.3195%), and SCNB (1,183,127 shares, or 0.6904%).
                               BOARD OF DIRECTORS
  The Board of Directors of Wachovia held four meetings during 1993. Each incumbent Director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such Director served during 1993.
  Wachovia has an Audit Committee presently consisting of the following nonmanagement Directors: Thomas K. Hearn, Jr., Chairman, Rufus C. Barkley, Jr., Vice Chairman, Donald R. Hughes, W. Duke Kimbrell and Herman J. Russell. During 1993, four meetings of the Audit Committee were held. The Audit Committee is responsible for assuring that there exist viable internal and independent auditing processes for Wachovia and its subsidiaries and affiliated companies. The committee recommends to the Board of Directors the appointment of the independent auditors. The committee maintains open lines of communication with internal auditors, independent auditors, and regulatory examiners for the purpose of satisfying the committee that audit scopes and programs are comprehensive and adequate to meet needs, that management takes appropriate and timely action on recommendations made by internal auditors, independent auditors, and regulatory examiners, and that Wachovia personnel cooperate fully with internal auditors, independent auditors, and regulatory examiners. In fulfilling its responsibilities, the committee reviews and considers written and oral reports of examinations by the regulatory authorities, management letters or other comments of independent auditors, reports of the internal auditors, and other audit-related information it considers appropriate. The Chairman of the Audit Committee regularly reports to the Board of Directors on the committee's findings, any recommendations made by the committee, and action taken by management on such recommendations.
  Wachovia has a Compensation, Nominating and Organization Committee (the CNO Committee) presently consisting of the following nonmanagement Directors:
Sherwood H. Smith, Jr., Chairman, J. Mack Robinson, Vice Chairman, Hayne Hipp, James W. Johnston and Charles McKenzie Taylor. The CNO Committee has the authority for establishing and administering salary, incentive, benefit and stock plans, including setting the compensation of senior officers, considering and recommending nominees for the Board of Directors of the Company and reviewing and recommending assignment and succession of top executive management. Four
                                       3
meetings of the CNO Committee were held during 1993.
  The CNO Committee will consider recommendations for director nominees made by shareholders of the Company. Such nominations shall be made in writing to the Chief Executive Officer of Wachovia, in accordance with the requirements of the Company's bylaws, and shall state the name, age, address, principal occupation, background and qualifications of the person recommended, specify the class of Directors to which such person is nominated, state the number of shares that will be voted for the person recommended, and indicate the name and residence address of, and number of shares held by, the shareholder making the recommendation.
  In addition, the Board of Directors of Wachovia has an Executive Committee, a Credit Committee, a Finance Committee, a Regulatory Compliance Committee and a Trust Committee.
  The bylaws of Wachovia provide that the number of Directors shall not be less than nine nor more than twenty-five and that the Board shall be divided into three classes as equal in number as possible. There are presently nineteen Directors divided into three classes. Messrs. James G. Lindley, James H. Millis, Sr. and J. Mack Robinson are retiring as of the date of the Annual Meeting pursuant to the provisions of the Company's bylaws, at which time the number of Directors will be set at sixteen. Five directors are to be elected at the 1994 Annual Meeting of Shareholders to serve for a term of three years. If elected, the nominees will serve until the 1997 Annual Meeting. In order to maintain as nearly equal as possible the number of Directors in each class, one Director whose current term would expire in 1995 is to be elected for a term of two years, until the 1996 Annual Meeting. All nominees and the remaining members of the Board of Directors are expected to continue to serve until their respective terms expire and until their successors are elected and qualified, except as the age and retirement provisions of Wachovia's bylaws otherwise require.
  It is not anticipated that any of the nominees will be unable or unwilling to serve, but if that should occur, it is the intention of the proxyholders named in the Proxy either to vote for such other person or persons for the office of Director as may be nominated by the Board of Directors or to reduce the number of Directors to be elected at the meeting by the number of such persons unable or unwilling to serve (subject to the requirement of Wachovia's articles of incorporation that the number of Directors in each of the three classes be as equal in number as possible). Proxies cannot be voted for a greater number of nominees than the number named in the Proxy Statement.
  Set forth on the following pages for each nominee for election as Director of Wachovia, and for each Director whose term will continue after the Annual Meeting, is a brief statement including the age, year of first election as a Director of Wachovia, principal occupation and business experience during the past five years, and certain other directorships, all as of December 31, 1993, unless otherwise indicated.
                       NOMINEES FOR ELECTION AS DIRECTORS
                       TERM EXPIRING 1997 ANNUAL MEETING
RUFUS C. BARKLEY, JR., 63, is Chairman of The Cameron and Barkley Company, an industrial, electrical and electronics supplier. He served as Chief Executive Officer of that company until January 31, 1992. Mr. Barkley also is a Director of The Liberty Corporation. He was a Director of SCNC from 1971 to 1991 and was named a Director of Wachovia by its Board of Directors in connection with the acquisition of SCNC in 1991.

Committees:   Audit          Regulatory Compliance

                                       4

                       TERM EXPIRING 1997 ANNUAL MEETING
JOHN L. CLENDENIN, 59, is Chairman and Chief Executive Officer of BellSouth Corporation, a telecommunications holding company. He also serves as a Director of Capital Holding Corporation, Coca-Cola Enterprises, Inc., Equifax Inc., National Service Industries, Inc., The Kroger Company and Springs Industries, Inc. Mr. Clendenin was a Director of WCGA and WBGA from 1981 to 1988. He was designated a Director of Wachovia upon its organization in 1985 and was elected for his present term at the 1991 Annual Meeting of Shareholders.

Committees:   Executive      Credit       Finance

ROBERT M. HOLDER, JR., 63, is Chairman of the Board and Chief Executive Officer of Holder Corporation, a general contractor and development firm. He also serves as a Director of National Service Industries, Inc. Mr. Holder was a Director of WCGA and WBGA from 1973 to 1990. He first was elected as a Director of Wachovia at the 1988 Annual Meeting of Shareholders and was elected for his present term at the 1991 Annual Meeting of Shareholders.

Committees:   Credit         Finance

W. DUKE KIMBRELL, 69, is Chairman of the Board and Chief Executive Officer of Parkdale Mills, Inc., a yarn manufacturer. He also served as President of that company until January of 1992. Mr. Kimbrell was a Director of WCNC and WBNC from 1983 to 1990. He first was elected as a Director of Wachovia at the 1988 Annual Meeting of Shareholders and was elected for his present term at the 1991 Annual Meeting of Shareholders.

Committees:   Audit          Regulatory Compliance

JOHN G. MEDLIN, JR., 60, is Chairman of the Board of Wachovia. He also served as Chief Executive Officer of Wachovia until his retirement on December 31, 1993, and as President until February 1, 1993. Mr. Medlin serves as a Director of BellSouth Corporation, Media General, Inc., National Service Industries, Inc., RJR Nabisco Holdings Corp., RJR Nabisco, Inc. and USAir Group, Inc. He also serves as a Director of WBNC, WBGA, SCNC and SCNB, and was a Director of WCNC and WCGA until those companies were merged into Wachovia on March 31, 1993. Mr. Medlin was designated a Director of Wachovia upon its organization in 1985 and was elected for his present term at the 1991 Annual Meeting of Shareholders.

Committee:    Executive

                       TERM EXPIRING 1996 ANNUAL MEETING
LESLIE M. BAKER, JR., 51, became President and Chief Executive Officer of Wachovia on January 1, 1994. He was President and Chief Operating Officer of Wachovia from February 1, 1993 to December 31, 1993, and prior thereto served as Executive Vice President. Mr. Baker was President of WBNC from January 1, 1990 until May 1, 1993. He has served as a Director of WBNC since 1990 and as a Director of WBGA, SCNC and SCNB since 1993. He also served as President and a Director of WCNC from 1990 until its merger into Wachovia in 1993. Prior to 1990, Mr. Baker served as Executive Vice President of WBNC and WCNC. He was elected a Director of Wachovia, effective February 1, 1993, by its Board of Directors to fill the vacancy resulting from an increase in the number of Directors and to serve for the term expiring in April of 1995.

Committee:    Executive

                                       5

                         DIRECTORS CONTINUING IN OFFICE
                       TERM EXPIRING 1995 ANNUAL MEETING
CRANDALL C. BOWLES, 46, is Executive Vice President and a Director of Springs Industries, Inc., a home furnishings, finished fabrics and industrial textiles company, positions she has held since April of 1992. She previously served as President of The Springs Company, a management services company. Mrs. Bowles also serves as a Director of Duke Power Co. She was a Director of SCNC and SCNB from 1988 to 1991 and was named a Director of Wachovia by its Board of Directors in connection with the acquisition of SCNC in 1991. She was elected for her present term at the 1992 Annual Meeting of Shareholders.

Committees:   Credit         Finance

HAYNE HIPP, 53, is President and Chief Executive Officer of The Liberty Corporation, an insurance and broadcasting holding company. He also serves as a Director of The Liberty Corporation and SCANA Corporation. Mr. Hipp was a Director of SCNC and SCNB from 1984 to 1991 and was named a Director of Wachovia by its Board of Directors in connection with the acquisition of SCNC in 1991. He was elected for his present term at the 1992 Annual Meeting of Shareholders.

Committees:   Compensation, Nominating and Organization       Trust

DONALD R. HUGHES, 64, is Vice Chairman of the Board of Burlington Industries, Inc., which manufactures textiles and home furnishings. He served as Vice Chairman of the Board and Chief Financial Officer of the parent company, Burlington Industries Equity Inc., until it was merged into Burlington Industries, Inc. earlier this year. Mr. Hughes was a Director of WCNC and WBNC from 1979 to 1990. He was designated a Director of Wachovia upon its organization in 1985 and was elected for his present term at the 1992 Annual Meeting of Shareholders.

Committees:   Audit            Executive       Regulatory Compliance

JAMES W. JOHNSTON, 47, is Chairman, Chief Executive Officer and a Director of R.J. Reynolds Tobacco Co., a manufacturer of tobacco products, and a Director of RJR Nabisco, Inc., a holding company, positions he has held since 1989. He was named a Director of RJR Nabisco Holdings Corp. in 1992 and Chairman of R.J. Reynolds Tobacco International, Inc. in 1993. Mr. Johnston was a Division Executive, Northeast Division, of Citibank, N.A. from 1984 to 1989. He also serves as a Director of Sealy Corporation. Mr. Johnston was elected a Director of Wachovia by its Board of Directors to fill a vacancy in 1990 and was elected for his present term at the 1992 Annual Meeting of Shareholders.

Committees:   Compensation, Nominating and Organization       Trust

SHERWOOD H. SMITH, JR., 59, is Chairman of the Board of Carolina Power and Light Company, a public utility. He also served as President of that company until September of 1992. Mr. Smith serves as a Director of Springs Industries, Inc. and a Trustee of Northwestern Mutual Life Insurance Company. Mr. Smith was a Director of WCNC and WBNC from 1980 to 1990. He was designated a Director of Wachovia upon its organization in 1985 and was elected for his present term at the 1992 Annual Meeting of Shareholders.

Committees:   Executive     Compensation, Nominating and Organization    Trust

                                       6

                       TERM EXPIRING 1995 ANNUAL MEETING
CHARLES MCKENZIE TAYLOR, 64, is Chairman of the Board of Taylor & Mathis, Inc., and General Partner of Taylor & Mathis Enterprises, commercial real estate development, management and brokerage companies. He also serves as a Director of Atlanta Gas Light Company. Mr. Taylor was a Director of WCGA and WBGA from 1979 to 1990. He was designated a Director of Wachovia upon its organization in 1985 and was elected for his present term at the 1992 Annual Meeting of Shareholders.

Committees:   Compensation, Nominating and Organization       Trust

                       TERM EXPIRING 1996 ANNUAL MEETING
LAWRENCE M. GRESSETTE, JR., 61, is the Chairman, Chief Executive Officer and a Director of SCANA Corporation, positions he has held since 1990, in addition to the position of President of SCANA Corporation which he has held since 1985. SCANA Corporation is a holding company whose principal subsidiary is South Carolina Electric & Gas Company, a public utility. He was Vice Chairman of South Carolina Electric & Gas Company from 1987 to 1990. Mr. Gressette was a Director of SCNC and SCNB from 1979 to 1991. He was named a Director of Wachovia by its Board of Directors in connection with the acquisition of SCNC in 1991 and was elected for his present term at the 1993 Annual Meeting of Shareholders.

Committees:   Credit         Finance

THOMAS K. HEARN, JR., 56, is President of Wake Forest University. He also serves as a Director of Health Equity Properties Incorporated. Dr. Hearn was a Director of WCNC and WBNC from 1988 to 1990. He first was elected as a Director of Wachovia at the 1990 Annual Meeting of Shareholders and was elected for his present term at the 1993 Annual Meeting of Shareholders.

Committees:   Audit          Regulatory Compliance

F. KENNETH IVERSON, 68, is Chairman and Chief Executive Officer of Nucor Corporation, a manufacturer of steel and steel products. He also is a Director of Wal-Mart Stores, Inc. Mr. Iverson was a Director of WCNC and WBNC from 1987 to 1990. He first was elected as a Director of Wachovia at the 1990 Annual Meeting of Shareholders and was elected for his present term at the 1993 Annual Meeting of Shareholders.

Committees:   Credit         Finance

HERMAN J. RUSSELL, 63, is Chairman and Chief Executive Officer of H. J. Russell & Company, a management services company. He also serves as a Director of Citizens Bancshares Corporation and Georgia Power Company. Mr. Russell served as a Director of WCGA and WBGA from 1983 to 1992. He was elected a Director of Wachovia by its Board of Directors to fill a vacancy in 1992 and was elected for his present term at the 1993 Annual Meeting of Shareholders.

Committees:   Audit          Regulatory Compliance

                                       7

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
  The following table sets forth beneficial ownership of Common Stock by each Director, each of the five most highly compensated executive officers of the Company as set forth in the Summary Compensation Table (the named executives) and all Directors and executive officers as a group, as of December 31, 1993.

                                                                         PERCENT
NAME                                     NUMBER OF SHARES                OF CLASS
Leslie M. Baker, Jr.                            79,809(2)(3)(4)(5)         0.0466
Rufus C. Barkley, Jr.                          113,100(1)(4)(5)            0.0660
Crandall C. Bowles                              16,321(1)(5)               0.0095
John L. Clendenin                                6,012                     0.0035
Anthony L. Furr                                 54,832(3)(4)(5)            0.0320
Lawrence M. Gressette, Jr.                       5,544(4)(5)               0.0032
Thomas K. Hearn, Jr.                             4,349                     0.0025
W. Hayne Hipp                                    2,600(5)                  0.0015
Robert M. Holder, Jr.                           18,311                     0.0107
Donald R. Hughes                                 5,783                     0.0034
F. Kenneth Iverson                              15,600                     0.0091
James W. Johnston                                4,800                     0.0028
W. Duke Kimbrell                                23,670                     0.0138
James G. Lindley                                61,981(2)                  0.0362
Robert S. McCoy, Jr.                            30,206(2)(3)(5)            0.0176
John G. Medlin, Jr.                            265,390(2)(4)               0.1549
James H. Millis, Sr.                            73,810(1)(4)               0.0431
G. Joseph Prendergast                           49,542(3)(5)               0.0289
J. Mack Robinson                             5,585,748                     3.2594
Herman J. Russell                               14,758(5)                  0.0086
Sherwood H. Smith, Jr.                           9,173                     0.0054
Charles McKenzie Taylor                         56,199(4)                  0.0328
All Directors and Executive Officers
as a Group (30 persons)                      6,947,012(2)(3)(4)(5)         4.0537

(1) Beneficial owners have sole voting and investment power with respect to their shares except for 106,816 shares with respect to which Mr. Barkley shares investment and voting power, 13,500 shares with respect to which Mrs. Bowles shares investment and voting power and 9,386 shares with respect to which Mr. Millis shares voting power.
(2) Included are 961 shares held in Mr. Baker's account, 26,684 shares held in Mr. Lindley's account and 7,138 shares held in Mr. McCoy's account by the Trustee under Wachovia's Retirement Savings and Profit-Sharing Plan, 10,220 shares held in Mr. Medlin's account by the Trustee under WCNC's Deferred Profit-Sharing Incentive Plan, contributions to which were terminated in 1975, and 279 shares held in Mr. Lindley's account and 1,118 shares held in Mr. McCoy's account under SCNC's Amended and Restated Savings, Thrift and Deferred Cash Plan (contributions to this plan were terminated in 1992 and participant contributions, matching contributions, and the earnings thereon were transferred to Wachovia's Retirement Savings and Profit Sharing plans as of December 31, 1992). As of December 31, 1993, the Trustees under such plans held 57,103 shares for the accounts of other executive officers of Wachovia participating in such plans, and those shares are included in the total set forth above.
(3) Included are shares subject to stock options granted to Messrs. Baker (23,532 shares), Furr (33,800 shares), McCoy (4,250 shares) and Prendergast (17,840 shares) under Wachovia's stock option plans and exercisable at December 31, 1993 or within 60 days thereafter. Other executive officers of Wachovia had the right to acquire 143,852 shares under such plans at December 31, 1993 or within 60 days thereafter, and those shares are included in the total set forth above.
(4) Included in the shares reported are the following shares of Common Stock: 96 shares owned by members of Mr. Baker's family; 2,024 shares owned by a member of Mr. Barkley's family; 480 shares owned by a
                                       8
   member of Mr. Furr's family; 108 shares owned by a member of Mr. Gressette's family; 480 shares owned by a member of Mr. Medlin's family; 10,160 shares owned by a member of Mr. Millis' family; 2,098 shares owned by a member of Mr. Taylor's family; and 23,161 shares owned by family members of four other executive officers of Wachovia. Messrs. Baker, Barkley, Furr, Gressette, Medlin, Millis and Taylor and such executive officers disclaim beneficial ownership of such shares.
(5) Not included in the shares reported are 3,600 shares of Common Stock reserved for each of Mrs. Bowles and Messrs. Barkley, Gressette, Hipp and Russell under the Senior Management and Director Stock Plan, the ownership of which will vest three years after the date of grant or upon death, disability or retirement from the Board of Directors; or 29,000 shares reserved for Mr. Baker, 22,000 shares reserved for Mr. Furr, 8,000 shares reserved for Mr. McCoy, 18,000 shares reserved for Mr. Prendergast, and 55,900 shares reserved for other executive officers of Wachovia under such plan, the ownership of which will vest five years after the date of grant or upon such officer's retirement from the Company (or will vest in part upon such officer's termination of employment due to death or disability).
               PROPOSAL TO ADOPT WACHOVIA CORPORATION STOCK PLAN
Background
  The Board of Directors approved the adoption of the Wachovia Corporation Stock Plan (the plan) on January 28, 1994, subject to the adoption of the final form of the plan and related agreements by the CNO Committee (the Committee) and the approval of the plan by the shareholders at the 1994 Annual Meeting of Shareholders. The Committee approved the plan effective March 10, 1994. Awards may be granted under the plan on and after the effective date (April 22, 1994, provided the shareholders approve the plan) but no later than April 21, 2004. The discussion which follows is qualified in its entirety by reference to the plan, a copy of which is attached to the Proxy Statement as Exhibit A.
  A maximum of 6,000,000 shares of Common Stock may be issued pursuant to awards granted under the plan, and the Board of Directors has reserved such number of shares for this purpose. The number of shares reserved for issuance under the plan shall be adjusted in the event of an adjustment in the capital stock structure of the Company or a related corporation affecting the Common Stock (due to a merger, stock split, stock dividend or similar event), and the Committee is authorized to adjust awards and the terms of the plan in the event of a change in the capital stock in order to prevent dilution or enlargement of awards. On March 7, 1994, the closing sales price of the Common Stock as reported on the New York Stock Exchange was $31.00 per share.
  If the plan is approved by the shareholders, as of the plan's effective date, no further options or awards will be granted under the Company's Senior Management and Director Stock Plan, although options and awards previously granted will continue in effect until they are exercised, vest, expire or are forfeited. See Board Compensation Committee Report on Executive
Compensation -- Senior Management and Director Stock Plan, below.
Purpose and Eligibility
  The purpose of the plan is to encourage and enable selected key employees of the Company and related corporations and nonemployee Directors of the Company to acquire or increase their holdings of Common Stock and other proprietary interests in the Company in order to promote a closer identification of their interests with those of the Company and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Company.
  The purpose will be carried out by the granting of benefits (collectively referred to herein as awards) to selected key employees and nonemployee Directors. Key employees selected to participate in the plan may be eligible for the grant of incentive stock options and nonqualified stock options (collectively, options); stock appreciation rights; and restricted stock awards and restricted units (collectively, restricted awards). Nonemployee Directors shall be eligible for initial director awards and annual director awards of restricted stock (collectively, director awards). The material terms of each award are discussed below. See Awards.
                                       9

  A key employee is defined in the plan to mean an employee of the Company or a related corporation who makes significant and important contributions to the Company or a related corporation, as determined by the Committee which is authorized to administer the plan. Executive officers of the Company, including employee Directors, will be eligible for benefits under the plan if so selected by the Committee. Approximately 1,500 persons qualify as key employees at this time. A nonemployee Director is defined in the plan as a Director of the Company who is not now an employee of the Company or a related corporation and who has not previously served as a senior officer of the Company or a related corporation. As of the effective date of the plan, 14 Directors are nonemployee Directors eligible to participate in the plan.
Administration; Amendment and Termination
  The plan shall be administered by the Committee. Members of the Committee are intended to qualify as disinterested persons, as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act). Under the terms of the plan, the Committee has full and final authority to take any action with respect to the plan, including, without limitation, the authority to (i) determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of Common Stock, if any, subject to an award, and the terms, conditions, restrictions and limitations of an award; (ii) prescribe the form or forms of agreements related to awards granted under the plan; (iii) establish, amend and rescind rules and regulations for the administration of the plan; and (iv) construe and interpret the plan and agreements related to awards, establish and interpret rules and regulations for administering the plan and make all other determinations deemed necessary or advisable for administering the plan. The plan is intended to comply with Rule 16b-3 under the Exchange Act and, as discussed below, Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), and the regulations thereunder.
  The plan may be amended or terminated at any time by the Board of Directors, subject to the following: (i) no amendment or termination may adversely affect the rights of an award recipient without the recipient's consent; and (ii) shareholder approval is required of any amendment that would increase the number of shares issuable under the plan (except to the extent of adjustments, as discussed above), materially change the requirements for eligibility to receive an award or be required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the provisions of the plan relating to the number of shares of Common Stock subject to a director award and the timing of such awards may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act (ERISA), or the rules thereunder.
Awards
  The plan authorizes the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards and restricted units to selected key employees, and the granting of initial director awards and annual director awards to nonemployee Directors. A summary of the material terms of each type of award is provided below.
  Options
  The plan authorizes the grant of both incentive stock options and nonqualified stock options, both of which are exercisable for shares of Common Stock. The option price at which an option may be exercised shall be not less than the fair market value per share of Common Stock on the date of the option grant, as determined in good faith by the Committee. The fair market value shall mean the closing price per share of the Common Stock on the New York Stock Exchange as reported in The Wall Street Journal on the last trading day prior to the date the option was granted; or if there was no such sale on such day, the fair market value as determined in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code.
  The period during which an option may be exercised shall be determined by the Committee at the time of option grant and may not extend more than 10 years from the date of grant. Any option or portion thereof that is not exercised before expiration of the applicable option period shall terminate. Pursuant to the terms of the plan, an employee must be continuously employed by the Company or a related corporation since the time of grant in order to exercise an option. If an employee retires in accordance with the
                                       10
retirement policies of the Company or dies, options are exercisable to the extent of exercisability on the date of retirement or death, unless the Committee, in its discretion, accelerates the date of exercisability of options not otherwise exercisable. If the employment of an optionee is terminated for any other reason, options are exercisable only to the extent exercisable at the date of termination, unless the Committee, in its discretion, accelerates the date that an option not otherwise exercisable may be exercised, or unless the terminations due to a change of control. See Change of Control, below.
  Stock Appreciation Rights
  Under the terms of the plan, stock appreciation rights may be granted to an optionee of an option (a related option) with respect to all or a portion of the shares of Common Stock subject to the related option (a tandem SAR) or may be granted separately (a freestanding SAR). (Tandem SARs and freestanding SARs are collectively referred to herein as SARs.) The base price of a freestanding SAR may not be less than the fair market value of the Common Stock on the date of grant of the SAR. The price of a tandem SAR shall be determined by the option price of the related option, which shall be not less than the fair market value of the Common Stock on the date of grant. The consideration to be received by the holder of a SAR (a SAR holder) may be paid in cash, shares of Common Stock (valued at fair market value on the date of the SAR exercise), or a combination of cash and shares of Common Stock, as elected by the SAR holder, subject to the discretion of the Committee and the terms of the plan. The Committee may establish a maximum value payable for a SAR. The consideration paid by the Company upon exercise of a SAR may be paid currently or on a deferred basis. No fractional shares are issuable upon the exercise of a SAR.
  SARs are exercisable according to the terms stated in the agreement to which the SAR relates. Upon the exercise of a tandem SAR, the related option is deemed to be surrendered to the extent of the number of shares of Common Stock for which the tandem SAR is exercised. No SAR may be exercised more than 10 years after it was granted, or such shorter period as may apply to related options in the case of tandem SARs. SAR holders are subject to the same restrictions on exercise regarding con-
tinuous employment, retirement, death or other termination as optionees. See Awards -- Options, above, and Change of Control, below.
  The Committee has sole and absolute discretion to approve or disapprove an election by a SAR holder to receive cash in full or partial settlement of a SAR. In addition, if the SAR holder is subject to Section 16 of the Exchange Act, then, to the extent necessary to comply with Rule 16b-3, (i) no election may be made as of an exercise date which occurs within six months of the exercise of the SAR; or (ii) (A) the election by the holder to receive cash in full or partial settlement of the SAR, as well as the exercise by the SAR holder for cash (unless the date of exercise is automatic or fixed in advance and is outside the control of the SAR Holder), must be made during the period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of revenues and earnings and ending on the twelfth business day following such date, and (B) the SAR must be held for six months from the date of acquisition to the date of cash settlement.
  Restricted Awards
  Subject to the limitations of the plan, the Committee may in its sole and absolute discretion grant restricted awards to such eligible key employees in such numbers, upon such terms and at such times as the Committee shall determine. A restricted award may consist of a restricted stock award or a restricted unit, or both. Restricted stock awards and restricted units shall be payable in cash or whole shares of Common Stock (including restricted stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the plan and the sole and absolute discretion of the Committee. Restricted stock awards and restricted units payable in shares of Common Stock shall be granted only from shares reserved and then available for the granting of awards under the plan.
  The Committee may condition the grant or vesting, or both, of a restricted stock award or restricted unit, or both, upon the continued service of the recipient for a certain period of time, attainment of such performance objectives as the Committee may determine, or upon a combination of continued service and performance objectives. The Committee shall determine the nature, length and starting date
                                       11
of the period during which the restricted award may be earned (the restriction period) for each restricted award, which shall be as stated in the agreement to which the award relates. In the case of restricted awards based upon performance criteria, or a combination of performance criteria and continued service, the Committee shall determine the performance objectives to be used in valuing restricted awards and determining the extent to which such awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Company, business unit and/or individual performance factors and criteria as the Committee in its sole discretion may deem appropriate, including, but not limited to, earnings per share, return on equity, return on assets or total return to shareholders. Restriction periods may overlap and participants may participate simultaneously with respect to restricted awards that are subject to different restriction periods, performance factors and performance criteria.
  The measure of whether and to what degree conditions to a restricted award have been attained, and the resulting awards to be paid, will be determined by the Committee. The earned portion of a restricted award may be paid currently or on a deferred basis with such interest as may be determined by the Committee, in its sole and absolute discretion. Payment may be made either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant restriction period, as determined by the Committee, in its sole and absolute discretion.
  Restricted awards shall be deemed earned upon the completion of the restricted period, the retirement, death or disability of the recipient, or the acceleration by the Committee in its sole discretion of the date that a restricted award is deemed earned; provided, however, that restricted awards subject to performance criteria, or a combination of performance criteria and continued service, shall be deemed earned only to the extent determined by the Committee. Restricted awards which have not been earned prior to a recipient's termination shall be forfeited, except in the case of a change of control. See Change of Control, below.
  Director Awards
  Each nonemployee Director who is newly elected
or appointed to the Board of Directors on or after the effective date of the plan shall receive a director award for 1,000 shares of restricted stock (the initial director award). An initial director award shall be restricted for a period of three years and shall be deemed earned and shall vest on the third anniversary of the date of grant provided the Director is still in service.
  Commencing with the 1994 annual meeting of the shareholders and for each annual meeting thereafter, each nonemployee Director who has been a Director for at least one year shall receive an annual director award of 250 shares of restricted stock. An annual director award shall be deemed earned and shall vest one year after the date of grant provided the Director is still in service. In addition, a director award not otherwise forfeited will vest upon the death, disability or retirement of the Director in accordance with the policies of the Company or upon a change of control. See Change of Control, below. Director awards not otherwise earned shall be forfeited upon the termination of the Director for service on the Board of Directors.
  Nontransferability; Dividend and Voting Rights;
  Withholding
  The terms of the plan provide that options, SARs and restricted units are not transferable other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of ERISA or the rules thereunder), except to the extent that such transfer may be permitted by the Code, Rule 16b-3 or any successor thereto. A recipient of a restricted award or director award may not sell, transfer, assign, pledge or otherwise encumber shares subject to the award until all conditions to vesting have been met. Award recipients subject to Section 16 of the Exchange Act may not, without the consent of the Committee, dispose of shares of Common Stock acquired pursuant to an award until six months have elapsed since the granting of the award. Recipients of awards payable in shares of Common Stock shall have no dividend rights or voting rights until the awards have vested.
  The plan provides that the Company will withhold all required local, state and federal taxes from award amounts payable in cash. With respect to awards payable in shares of Common Stock, the plan requires recipients to pay in cash the amount of withholding taxes unless the recipient elects to satisfy
                                       12
such obligation by having the Company withhold shares and the election satisfies certain plan provisions designed to comply with Rule 16b-3.
Change of Control
  The plan also provides that, upon a change of control, (i) all options and SARs outstanding as of the date of the change of control shall become fully exercisable, whether or not then otherwise exercisable; (ii) any restrictions applicable to any restricted awards shall be deemed to have expired, and such restricted awards shall become fully vested and payable to the fullest extent of the original award; and (iii) any restrictions on Director awards shall be deemed to have expired and such awards shall be deemed earned and payable immediately. Notwithstanding the foregoing, the plan authorizes the Committee, in the event of a merger, share exchange, reorganization or other business combination affecting the Company or a related corporation, to determine that any or all awards shall not vest or become exercisable on an accelerated basis, if the Board of Directors or the surviving or acquiring corporation takes such action (including but not limited to the grant of substitute awards) which, in the opinion of the Committee, is equitable or appropriate to protect the rights and interests of participants under the plan.
  For the purposes of this section, a change of control is considered to have occurred on the earliest of the following dates: (i) the date any entity or person shall become the beneficial owner, or shall have obtained voting control over, 30 percent or more of the outstanding Common Stock; (ii) the date the shareholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation, in which the Company is not the surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or property of another corporation (other than a merger in which the proportionate ownership of the shareholders of the Company remains unchanged) or (B) to sell or dispose of substantially all of the assets of the Company; or (iii) the date there shall have been a change in a majority of the Board of Directors of the Company within a twelve month period (unless the nomination for election by the Company's shareholders of each new director was approved by a two-thirds vote of the directors then still in office who were in office at the beginning of the twelve month period).
Certain Federal Income Tax Consequences
  The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to the Company. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.
  Incentive Stock Options
  Incentive stock options granted under the plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an incentive stock option generally will not result in taxable income to the optionee (with the possible exception of alternative minimum tax liability) if the optionee does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the optionee has continuously been an employee of the Company from the date of grant to three months before the date of exercise (or twelve months in the event of retirement, death or disability). The Company will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive stock option. Upon the disposition of shares acquired upon exercise of an incentive stock option, the optionee will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as long-term capital gain or loss. If the holding period requirements for incentive stock option treatment described above are not met, the option will be treated as a nonqualified stock option.
  Pursuant to the Code and the terms of the plan, in no event can there first become exercisable by an optionee in any one calendar year incentive stock options granted by the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive stock option granted under the plan exceeds the foregoing limitation, it will be treated for all purposes under the plan
                                       13
as a nonqualified stock option. In addition, no incentive stock option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. For this purpose, an individual will be deemed to own stock which is attributable to him under
Section 424(d) of the Code.
  Nonqualified Stock Options
  If an optionee receives a nonqualified stock option, the difference between the market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the optionee on the date of exercise. The Company will be entitled to a deduction in the same year in an amount equal to the income taxable to the optionee. The optionee's basis in shares of Common Stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the optionee will be taxed as a capital gain or loss to the optionee, and will be long-term capital gain or loss if the optionee has held the stock for more than one year at the time of sale.
  Pursuant to the terms of the plan, the Committee will require any recipient of shares of Common Stock pursuant to exercise of a nonqualified stock option to pay the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of such recipient.
  Stock Appreciation Rights
  For federal income tax purposes, the grant of a SAR will not result in taxable income to the holder or a tax deduction to the Company. At the time of exercise of a SAR, the SAR holder will forfeit the right to benefit from any future appreciation of the stock subject to the SAR. Accordingly, taxable income to the SAR holder is deferred until the SAR is exercised. Upon exercise, the amount of cash and fair market value of shares received by the SAR holder, less cash or other consideration paid (if any), is taxed to the SAR holder as ordinary income and the Company will receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.
  Restricted Stock Subject to Restricted Awards and Director Awards.
  Similar to SARs, awards of restricted stock will not result in taxable income to the employee or a tax deduction to the Company for federal income tax purposes at the time of grant. Upon expiration of the restricted period applicable to the restricted stock awarded, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the recipient's ordinary income as compensation, except that, in the case of restricted stock issued at the beginning of the restriction period, the recipient may elect to include in his ordinary income as compensation, at the time the restricted stock is awarded, the fair market value of such shares at such time less any amount paid therefor. The Company will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.
  Restricted Units and Restricted Awards Other Than Restricted Stock
  The federal income tax consequences of the award of restricted units and other restricted awards other than restricted stock will depend on the conditions of the award. Generally, the transfer of cash or property will result in ordinary income to the recipient and a tax deduction to the Company. If there is a substantial risk that the property transferred will be forfeited (for example, because receipt of the property is conditioned upon the performance of substantial future services), the taxable event is deferred until the risk of forfeiture lapses. However, the recipient generally may elect to accelerate the taxable event to the date of transfer, even if the property is subject to a substantial risk of forfeiture. If this election is made, subsequent appreciation is not taxed until the property is sold or exchanged (and the lapse of the forfeiture restriction does not create a taxable event). Generally, any deduction by the Company occurs only when ordinary income in respect of an award is recognized by the employee (and then the deduction is subject to reasonable compensation and withholding requirements). Because restricted stock awards will be subject to whatever conditions may be determined by the Committee, the federal income tax consequences to the recipient and to the
                                       14

Company will depend on the specific conditions of the award.
Performance-Based Compensation -- Section 162(m) Requirements
  The plan is intended to preserve the Company's tax deduction for certain awards paid under the plan by complying with the terms of Section 162(m) of the Code and proposed regulations relating to Section 162(m). Section 162(m) of the Code was amended as part of the Omnibus Budget Reconciliation Act of 1993 to deny an employer a deduction for compensation paid to covered employees of a publicly held corporation that exceeds $1 million unless the compensation is exempt from the $1 million limitation because it is performance-based compensation or paid on a commission basis. Covered employees, as defined in the proposed regulations relating to Section 162(m) of the Code, include each person who, on the last day of the taxable year, serves as the chief executive officer of the corporation (or acts in such capacity) or is among the four highest compensated officers (other than the chief executive officer), as determined under the executive compensation rules of the Exchange Act. The Company's employees who would have been covered for 1993 are Messrs. Medlin, Baker, Prendergast, Furr and McCoy.
  In order to qualify as performance-based compensation, the compensation paid to covered employees must be paid under pre-established objective performance goals determined by a committee comprised of outside directors (as that term is defined in Section 162(m) of the Code and the regulations thereunder) in writing before an employee performs the relevant services and while the outcome under the goal is substantially uncertain. The committee is also required to certify prior to payment of the compensation that the performance goals and other material terms were satisfied.
  In addition to other requirements for the performance-based exception, shareholders must be advised of, and must approve, the material terms (or change in material terms) of the performance goal under which compensation is to be paid. Material terms include the individuals eligible to receive compensation, a description of the business criteria on which the performance goal is based, and either the maximum amount of the compensation to be paid or the formula used to calculate the amount of compensation if the performance goal is met.
  As proposed, the plan provides that the Company intends to qualify for the performance-based compensation exception contained in Section 162(m) of the Code and contains certain provisions to comply with Section 162(m). In particular, the plan authorizes the Committee, comprised of two or more outside directors, to establish performance goals for covered employees and certify satisfaction of such goals and other material terms prior to payment of compensation under the plan. In addition, a separate subcommittee or committee is authorized to take action under the plan if necessary to qualify as outside directors (as that term is defined in Section 162(m) of the Code and the regulations thereunder).
  Pursuant to the plan, restricted awards that are performance-based shall be based upon such Company, business unit and/or individual performance factors and criteria as the Committee in its sole discretion determines, including but not limited to earnings per share, return on equity, return on assets or total return to shareholders. Options and SARs which may be granted under the plan meet the Section 162(m) performance-based criteria since, by their terms, compensation is based solely on an increase in the value of stock after the date of grant.
  The plan also contains certain limitations on the maximum amount of awards that may be granted to any employee. In particular, the plan provides that (subject to capital adjustments), in no event may an employee be granted (i) options for more than 75,000 shares of common stock during any 12-month period;
(ii) SAR's for more than 75,000 shares during any 12-month period; or (iii) restricted awards having an aggregate dollar value greater than $1,000,000 during any 12-month period. The plan also provides that the Committee shall not have discretion to increase the amount of performance-based compensation payable to a plan participant over the amount determined in accordance with plan terms. The Committee shall have the discretion to reduce or eliminate the amount of an award that would be otherwise payable to a participant in accordance with plan terms.
                                       15

  The provisions in the plan relating to Section 162(m) are based on the proposed regulations relating to Section 162(m) of the Code. The plan may be further amended, without shareholder approval, to comply with the final regulations relating to Section 162(m). In addition, the deductibility by the Company of compensation paid in the future to executives may be reduced if those persons who are treated as covered employees under Section 162(m) differ from the executives anticipated at this time to be covered employees.
  As an illustration of benefits to be provided by the plan, the following table sets forth the awards, to the extent determinable, expected to be received by each of the following under the plan in 1994, provided the plan is approved by the shareholders:
                             NEW PLAN BENEFITS (1)
                        WACHOVIA CORPORATION STOCK PLAN

                                                                                 Number of           Number of
Name and Position                                                            Restricted Awards    Director Awards
John G. Medlin, Jr. (2)
  Chairman of the Board and
  Chief Executive Officer                                                             -0-                      -0-
Leslie M. Baker, Jr.
  President, Chief Operating Officer and a Director                                25,000                      -0-
G. Joseph Prendergast
  Executive Vice President                                                          5,000                      N/A
Anthony L. Furr
  Executive Vice President                                                          3,000                      N/A
Robert S. McCoy, Jr.
  Executive Vice President
  and Chief Financial Officer                                                       4,000                      N/A
Executive Group                                                                    59,500                      N/A
Non-Executive Director Group                                                          N/A         250 per director
Non-Executive Officer Employee Group                                                1,000                      N/A

(1) Options and SARs, if any, that may be granted pursuant to the plan in 1994 are not determinable at this time.
(2) Mr. Medlin retired as an employee of the Company on December 31, 1993, and therefore is not eligible to participate in the plan.
  The Board of Directors believes that the adoption of the Wachovia Corporation Stock Plan is in the best interests of the Company and recommends that the shareholders vote FOR the proposal to adopt the plan.
            PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE COMPANY'S
                        SENIOR MANAGEMENT INCENTIVE PLAN
Background; Purposes; Administration; and Eligibility
  The Board of Directors initially adopted the Company's Senior Management Incentive Plan (the plan) effective January 1, 1987. On January 28, 1994, the Board of Directors authorized the CNO Committee (the Committee) to amend the Senior Management Incentive plan to comply with the performance-based compensation exception set forth in Section 162(m) of the Code and the proposed regulations thereunder so that, to the extent possible, compensation payable under the plan would be fully deductible by the Company. Effective March 10, 1994, the Committee adopted amendments to the plan, subject to shareholder approval of those provisions of the plan requiring shareholder approval under
Section 162(m) of the Code. The plan as amended incorporates the requirements of Section
                                       16

            PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE COMPANY'S
                  SENIOR MANAGEMENT INCENTIVE PLAN - CONTINUED
162(m) and contains certain additional amendments designed to facilitate administration of the plan. The discussion which follows is qualified in its entirety by reference to the plan, a copy of which is attached hereto as Exhibit B.
  The purposes of the plan are to (i) motivate and reward a greater degree of excellence and teamwork among the senior officers of the Company and related corporations by providing incentive compensation award opportunities; (ii) provide attractive and competitive total cash compensation opportunities for exceptional corporate, organizational unit and personal performance; (iii) reinforce the communication and achievement of the mission, objectives and goals of the Company; and (iv) enhance the Company's ability to attract, retain and motivate the highest caliber senior officers. The purposes of the plan are carried out by payment to eligible participants of annual incentive cash awards, subject to the terms and conditions of the plan and the discretion of the Committee.
  The plan is administered by the Committee, which has full authority and responsibility for establishing and administering the plan. The plan may be amended by the Board of Directors or the Committee, upon delegation of authority by the Board.
  Participants in the plan must be (i) employees of the Company or a related corporation; (ii) senior officers of the Company or a related corporation; and
(iii) selected for participation by the Chief Executive Officer of the Company prior to the beginning of each plan year. Senior officers include those officers who are deemed to have sufficient responsibility, ability and potential to make significant contributions to the success of the Company or a related corporation. Approximately 925 employees of the Company and related corporations have been selected as participants for 1994.
Performance Criteria and Evaluation; Payment of Awards
  The performance goals upon which awards shall be made are based upon performance criteria applicable to the Company, the business unit to which a participant is assigned and the participant individually. The corporate performance criteria upon which awards are based are the following earnings factors, weighted as indicated: (i) net income per share fully diluted (50%);
(ii) return on assets (net income) (25%); and (iii) return on equity (net income) (25%). Results from these three earnings measures are combined to produce a corporate performance evaluation factor (the Corporate Factor), which, as discussed below, is used to calculate individual award amounts.
  Individual executive and applicable business unit performance is determined by evaluating each executive's accomplishments compared to established annual goals and objectives. An assessment is made of the individual's contribution to the achievement of the annual profit and business plan as well as success in meeting the Company's high standards in such areas as leadership, teamwork, personal behavior and the advancement and achievement of the Company's basic mission and objectives. At the end of each plan year, a participant receives a composite individual performance evaluation percentage factor (the Individual Factor).
  The plan also provides for the payment of awards upon termination of employment as a result of death, disability or approved retirement and upon a change of control of the Company (regardless of whether the participant continues service in the same position following the change of control, has a change in position or responsibilities or is terminated from employment).
  The Corporate Factor is multiplied by the Individual Factor and the participant's base salary paid during the plan year to determine the amount of a participant's award. The maximum amount an individual may be awarded ranges from 10% to 65% of the participant's base salary for the plan year depending upon the participant's job classification, responsibility and performance.
  The plan also provides for the payment of awards upon termination of employment as a result of death, disability or approved retirement and upon a change of control of the Company (regardless of whether the participant continues service in the same position following the change of control, has a change in position or responsibilities or is terminated from employment). See Proposal to Adopt Wachovia Corporation Stock Plan -- Change of Control, above.
                                       17

            PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE COMPANY'S
                 SENIOR MANAGEMENT INCENTIVE PLAN -- CONTINUED
Performance-Based Compensation Exception -- Section 162(m) Requirements
  The plan has been amended and restated to preserve, to the extent possible, the Company's tax deduction for certain awards paid under the plan, as required by Section 162(m) and proposed regulations relating to Section 162(m). As discussed above, Section 162(m) of the Code was amended as part of the Omnibus Budget Reconciliation Act of 1993 to deny an employer a deduction for compensation paid to covered employees of a publicly held corporation that exceeds $1 million unless the compensation is exempt from the $1 million limitation because it is performance-based compensation or paid on a commission basis. In order to qualify as performance-based compensation, the compensation paid to covered employees must be paid under pre-established objective performance goals determined in writing by a committee comprised of outside directors (as that term is defined in Section 162(m) and the regulations thereunder) before an employee performs the relevant services and while the outcome under the goal is substantially uncertain. The committee also is required to certify prior to payment of the compensation that the performance goals and other material terms were satisfied. In addition to other requirements for the performance-based exception, shareholders must be advised of, and must approve, the material terms of the performance goal under which compensation is to be paid. See Proposal to Adopt Wachovia Corporation Stock
Plan -- Performance-Based Compensation -- Section 162(m) Requirements above. Proposed Plan Amendments To Qualify For
Performance-Based Compensation Exception
  The plan as currently in effect states the requirements for eligibility and the performance goals upon which compensation under the plan is based, including the business criteria on which the performance goal is based. See Background; Purposes;
Administration; and Eligibility and Performance Criteria and Evaluation; Payment of Awards, above.
  As amended, the plan provides that the Company intends to qualify for the performance-based compensation exception contained in Section 162(m) of the Code and contains certain provisions to comply with Section 162(m). In particular, the plan authorizes the Committee to establish targets for performance goals for covered employees prior to the beginning of each plan year and certify satisfaction of such goals and other material terms prior to payment of compensation under the plan. The amendments also authorize the Committee to reduce or eliminate the amount of an award otherwise payable under the plan and provide that the Committee shall not have discretion to increase the amount of an award payable to a participant over the amount determined in accordance with the plan. In addition, the plan provides that the Committee shall be comprised of two or more outside directors (as such term is defined in Section 162(m) of the Code and the regulations thereunder) and authorizes a separate subcommittee or committee to take action under the plan if necessary to qualify as outside directors.
  According to the proposed regulations relating to Section 162(m), if the Committee has authority to change the targets under a performance goal, as provided in the amendments to the plan, the amendments must be reapproved by the shareholders if the terms of the performance goal are materially changed and, in any event, five years after initial shareholder approval.
  The amendments to the plan are based on the proposed regulations relating to
Section 162(m) of the Code. The plan may be further amended, without shareholder approval, to comply with the final regulations relating to Section 162(m). In addition, the deductibility by the Company of compensation paid to executives may be reduced if those persons who are treated as covered employees under
Section 162(m) differ from the executives anticipated at this time to be covered employees.
                                       18

            PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE COMPANY'S
                 SENIOR MANAGEMENT INCENTIVE PLAN -- CONTINUED
New Plan Benefits
  As an illustration of the benefits to be provided by the plan, the following table sets forth the awards granted under the plan for 1993 to the individuals and groups indicated. The awards for the named executives were the maximum amount payable as determined by 1993 base salaries and were in recognition of the exceptional performance of the Company in relation to its established performance goals as described in the Board Compensation Committee Report on Executive Compensation, below:
                                 PLAN BENEFITS
                        SENIOR MANAGEMENT INCENTIVE PLAN

                                                                                 1993
Name and Position                                                               Awards
John G. Medlin, Jr. (1)                                                       $  487,500
  Chairman of the Board
  and Chief Executive Officer
Leslie M. Baker, Jr.                                                             247,500
  President and Chief Operating Officer
G. Joseph Prendergast                                                            159,000
  Executive Vice President
Anthony L. Furr                                                                  150,000
  Executive Vice President
Robert S. McCoy, Jr.                                                             143,900
  Executive Vice President
  and Chief Financial Officer
Executive Group                                                                1,997,500
Non-Executive Officer Employee Group                                           5,477,700

(1) Mr. Medlin retired as an employee of the Company on December 31, 1993, and is not eligible to receive further benefits under the plan.
  The Board of Directors believes it is in the best interests of the Company for the shareholders to approve the material terms of the performance goals under which compensation is paid pursuant to the plan. Thus, the Board recommends that shareholders vote FOR the proposal to amend the plan.
                       PROPOSAL TO RATIFY APPOINTMENT OF
                              INDEPENDENT AUDITORS
  Ernst & Young has been appointed independent auditors to make the annual examination of the consolidated financial statements of Wachovia and its subsidiaries for the year 1994, upon ratification of that appointment by the shareholders. Ernst & Young has acted as the independent auditors for WCNC since 1969 and for Wachovia since its organization as First Wachovia Corporation in 1985. Wachovia has been advised by Ernst & Young that to the best of its knowledge no member of the firm has any direct or material indirect financial interest in Wachovia or any of its subsidiaries, nor has any such member had any connection during the past three years with Wachovia or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of Ernst & Young will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions. The Board of Directors recommends that shareholders vote FOR this proposal.
                                       19

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
  The senior management compensation program is administered by the CNO Committee of the Board of Directors of Wachovia (the Committee). The Committee consists of five nonemployee directors who are not eligible to participate in any of the management compensation programs. The Committee is responsible for the establishment, review, administration and oversight of all senior management compensation and benefit policies, plans, programs and agreements. The Committee meets at least quarterly to evaluate, review and act on senior management compensation and benefit recommendations.
  Wachovia's senior management compensation program consists of base salary and annual incentive and stock awards based on the performance of the Company and participating individuals. These plans utilize competitive peer group information and are administered to reinforce the alignment of the interests of senior management employees with the performance of the Company and the interests of its shareholders. The peer institutions used for comparison are sixteen of the highest performing regional banking companies in the country, all of which are included in the KBW Index used in the Performance Graph below.
  As a result of certain provisions of the Omnibus Budget Reconciliation Act of 1993 which limit the tax deductibility of annual compensation earned by certain executive officers in excess of $1 million, the Committee has taken reasonable and appropriate actions to modify all senior management compensation plans, including certain proposed amendments to the Wachovia Corporation Senior Management Incentive Plan and certain terms of the proposed new Wachovia Corporation Stock Plan, for 1994 in order that the Company receive full deductions for permissible executive compensation expense.
  In 1993, the Committee engaged an independent executive compensation consultant not previously involved in developing Company compensation programs to assist the Committee in their assessment and evaluation of the appropriateness of the senior management compensation program. The Committee has determined that Wachovia's senior management compensation programs, plans and awards are well within conventional industry standards of reasonableness and competitive necessity and are clearly justified by sustained performance which exceeds industry norms.
  A description of each of the major elements of the senior management compensation program and its specific relationship to corporate performance, and a summary of the decisions and actions taken by the Committee with regard to 1993 senior management compensation and the Chief Executive Officer's compensation, are set forth below.
Base Salary
  Members of senior management receive base salaries determined by the responsibilities, skills and experience required for their respective positions. The following factors also are considered in salary determination: median salary ranges as reported in peer group survey information, individual performance and Wachovia's ability to pay an appropriate and competitive salary. Members of senior management are eligible for periodic increases in their base salary as a result of individual performance or significant increases in their duties and responsibilities. The amount and timing of an increase depend upon the individual's performance, position of salary within the salary range, the time interval and any added responsibilities since the last merit increase and peer group survey comparisons.
  During 1993, the Committee increased the base salaries of the Chief Executive Officer and certain other executive officers including the named executives. The increases in base salaries were based on each individual's level of responsibility in the Company and individual performance and on the success of each business unit in the individual's area of responsibility in achieving established profit and business plans. These factors were considered in relation to comparable base salaries of the individual's peer group in sixteen of the highest performing regional banking companies in the United States. Base salary payments in 1993 reflected the top management transition which resulted in increased responsibilities for Messrs. Furr, McCoy and Prendergast, and for Mr. Baker, who was elected President and Chief Operating Officer of Wachovia during 1993.
                                       20

Senior Management Incentive Plan
  Certain members of senior management participate in the Senior Management Incentive Plan. Personal award opportunities pursuant to the plan are based upon the performance criteria applicable to the Company, the individual performance of each participant and related business unit performances. The plan is proposed to be amended to preserve the Company's tax deduction for compensation paid to certain employees and to facilitate plan administration. See Proposal to Approve Certain Amendments to the Company's Senior Management Incentive Plan, above.
  The Committee establishes annual corporate performance benchmarks and potential awards as a percentage of base salary determined, for 1993 and 1994, upon review of Wachovia's historical performance, the annual business plan and comparison with the performance of the sixteen peer banks. The annual corporate performance benchmarks are established in terms of: (1) net income per share fully diluted (50% weight), (2) return on assets (net income) (25% weight) and
(3) return on equity (net income) (25% weight). The composite corporate performance evaluation factor is determined by actual financial results in relation to these three established goals.
  The performance of each individual and the business unit for which he or she is responsible is determined by evaluating each individual's accomplishments compared to established annual business goals and key strategic objectives. Based on Committee policies, an individual assessment is made of the employee's contribution to the achievement of overall Company profits, goals and objectives. The resulting individual performance evaluation factor may reduce, but not increase, the employee's award based upon the composite corporate evaluation factor.
  In December 1993, the Committee reviewed and approved the 1993 Senior Management Incentive Plan award payments to the Chief Executive Officer and other senior management employees, including the named executives. The payments were based on individual and business unit performances as compared to goals established for 1993 and on the Company achieving net income per fully diluted share of $2.82 (50% weight), an increase of 13.5 percent from 1992, and a return of 1.46 percent on assets (25% weight) and 17.13 percent on equity (25% weight). Each of these key indicators of financial performance exceeded both 1992 performance and the business plan goals of the Company for 1993.
Senior Management and Director Stock Plan
  The purpose of the stock plan is to encourage and enable members of senior management to own stock in the Company, thereby further enhancing the identification of their interests with the interests of other shareholders. Members of senior management are eligible to receive an annual benefit under the plan in the form of incentive stock options, non-qualified stock options and/or restricted stock. The stock options and awards usually are earned over a five year period. The number of shares granted an individual is based upon level of responsibility, individual performance and the value of the options and awards in relation to the individual's base salary.
  The stock plan is administered in a manner that encourages and enables members of senior management to increase their stock ownership in the Company over time and to retain for long-term investment the shares obtained through the stock plan.
  In early 1993, the Committee awarded restricted stock to the Chief Executive Officer and stock options and restricted stock to other members of senior management including the named executives. The Committee took into account the responsibility level and performance of each individual as well as the competitive practices of the sixteen peer group banks.
  As of January 31, 1994, approximately 34,768 shares of Common Stock were available for issuance under the Senior Management and Director Stock Plan. If the Wachovia Corporation Stock Plan is approved by the shareholders, the Senior Management and Director Stock Plan will be replaced by the Wachovia Corporation Stock Plan effective April 22, 1994 and no further options or awards will be granted under the Senior Management and Director Stock Plan after April 22, 1994. Options and awards granted under the current plan will continue in effect until they are exercised, vest, expire or are forfeited.
1993 Compensation for the Chief Executive Officer
  The Chief Executive Officer's compensation is determined pursuant to the same basic factors as described above for other members of senior man-
                                       21
agement. In establishing the base salary and incentive and stock awards of the Chief Executive Officer for 1993, the Committee considered Wachovia's financial performance, its success in increasing shareholder value and meeting strategic objectives and the incumbent's personal leadership and accomplishments. These factors were considered in conjunction with the Company's performance for 1993, established business plan and financial results for 1993, and the performance and compensation practices of financial institutions in Wachovia's peer group. In its deliberations and decisions, the Committee also considered the completion by Mr. Medlin of seventeen years of exemplary service as Chief Executive Officer during which Wachovia's financial performance and shareholder value appreciation were exceptional. In addition, the Committee took into consideration his skilled orchestration of top executive management transition and succession. There was no specific formula or weighting applied to the various factors the Committee considered in the evaluation of the performance of Mr. Medlin, except his 1993 management incentive award was based on the Company achieving and surpassing its annual performance goals (net income per fully-diluted share, return on assets and return on equity) as described above in this Report under the heading Senior Management Incentive Plan.
  The Committee amended the Executive Retirement Agreement previously entered into with Mr. Medlin by extending his previously-established retirement date from December 1, 1993 to December 31, 1993, to permit chief executive officer succession to coincide with the fiscal and calendar year end.
  The Committee transferred ownership of certain company owned life insurance policies to Mr. Medlin as additional compensation in recognition for his past service to Wachovia. The amounts determined to be compensation as a result of this transfer are included in the column All Other Compensation in the Summary Compensation Table.
COMPENSATION, NOMINATING AND ORGANIZATION COMMITTEE
BOARD OF DIRECTORS OF WACHOVIA CORPORATION
Sherwood H. Smith, Jr., Chairman
J. Mack Robinson, Vice Chairman
Hayne Hipp
James W. Johnston
Charles McKenzie Taylor
                                       22

                  FIVE YEAR STOCK PERFORMANCE COMPARISON GRAPH
  The graph of five-year cumulative total returns below compares Wachovia, the Standard & Poor's 500 Stock Index and the Keefe, Bruyette & Woods 50 Index (the KBW 50) in stock price appreciation and dividends, assuming investment of $100 on the last trading day before the beginning of 1989, with dividends reinvested quarterly through December 31, 1993. The KBW Index is a published industry index providing a market capitalization weighted measure of the total return of fifty money center and major regional banks.

  (Five Year Stock Performance Comparison Graph appears here--see appendix)

                                                1988     1989       1990       1991       1992        1993
Wachovia                                        $100    $134.34    $143.59    $206.31    $250.14    $ 253.34
S&P 500                                          100     131.68     127.58     166.46     179.14      197.19
KBW 50                                           100     118.91      85.40     135.17     172.23      181.77

                                       23

                                  COMPENSATION
The following table sets forth, for the years ended December 31, 1993, 1992 and 1991, the cash compensation paid by Wachovia and its subsidiaries, as well as other compensation paid or accrued for each of these years, to each of the named executives.
                                                      SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION
                                                                              OTHER
            NAME AND                                                          ANNUAL
       PRINCIPAL POSITION            YEAR      SALARY      BONUS (1)     COMPENSATION (2)
John G. Medlin, Jr. (7)              1993     $750,000     $ 487,500         $  5,129
  Chairman of the Board and          1992     $710,833     $ 462,000         $  2,865
  Chief Executive Officer            1991     $665,000     $  33,000         $  2,473
Leslie M. Baker, Jr. (8)             1993     $450,000     $ 247,500         $ 12,395
  President and                      1992     $346,667     $ 200,000         $  9,650
  Chief Operating Officer            1991     $327,500     $  18,000         $  3,182
G. Joseph Prendergast                1993     $317,917     $ 159,000         $ 15,012
  Executive Vice President           1992     $237,500     $ 106,900         $ 12,861
                                     1991     $225,000     $  12,000         $ 17,245
Anthony L. Furr                      1993     $300,000     $ 150,000         $  1,485
  Executive Vice President           1992     $257,500     $ 134,500         $  3,766
                                     1991     $221,917     $  12,000         $  4,350
Robert S. McCoy, Jr.                 1993     $287,708     $ 143,900         $ 19,458
  Executive Vice President           1992     $279,815     $ 118,900         $ 18,999
  and Chief Financial Officer        1991     $226,000     $  85,579         $ 20,438

(1) Performance-based incentive awards were paid for 1992 and 1993 pursuant to Wachovia's Senior Management Incentive Plan. Messrs. Medlin, Baker, Furr and Prendergast received a special cash payment for 1991. Mr. McCoy received an incentive award for 1991 pursuant to the SCNC Executive Incentive Compensation Plan.
(2) All amounts disclosed are attributable to supplemental life insurance, Company-provided automobiles or automobile allowances, tax return preparation and financial planning services, and dues for social clubs used for business purposes, and are below the amounts required to be disclosed.
(3) All outstanding restricted awards have a five-year restriction period. Aggregate outstanding restricted awards and their value at December 31, 1993 were: for Mr. Baker, 29,000 awards valued at $971,500; for Mr. Furr, 22,000 awards valued at $737,000; for Mr. McCoy, 8,000 awards valued at $268,000; and for Mr. Prendergast, 18,000 awards valued at $603,000. Amounts equivalent to dividends are payable quarterly, beginning on the first anniversary of the date of grant, on one-fifth of the total number of shares per year.
(4) The Company's Senior Management and Director Stock Plan does not provide for the grant of SARs except for a stock witholding election available for certain options and awards, which is considered a SAR by the Securities and Exchange Commission (the Commission).
                                       24

                           SUMMARY COMPENSATION TABLE

                   LONG TERM COMPENSATION
  RESTRICTED                                  LONG-TERM
    STOCK        SECURITIES UNDERLYING     INCENTIVE PLAN         ALL OTHER
  AWARDS (3)      OPTIONS (POUND)(4)         PAYOUTS (5)       COMPENSATION (6)
   $ 662,600                  0               $       0            $348,250
   $ 890,625                  0               $       0            $ 41,450
   $ 650,625                  0               $       0            $ 23,220
   $ 331,250             14,000               $       0            $ 36,000
   $ 178,125                  0               $       0            $ 20,800
   $ 151,813                  0               $       0            $ 11,790
   $ 198,750             10,000               $       0            $ 25,434
   $ 118,750                  0               $       0            $ 14,250
   $  86,750                  0               $       0            $ 11,154
   $ 132,500              5,000               $       0            $ 24,000
   $ 118,750                  0               $       0            $ 15,001
   $  86,750                  0               $       0            $  8,025
   $ 165,625              5,000               $       0            $ 23,017
   $  89,063                  0               $       0            $ 15,322
   $       0              6,750               $  71,759            $ 24,441

(5) Wachovia does not have a long-term cash incentive award plan. SCNC made long-term incentive payments to Mr. McCoy in 1991 pursuant to its Executive Incentive Compensation Plan.
(6) The amounts shown reflect company matching contributions with respect to the individual's participation in Wachovia's Retirement Savings and Profit-Sharing Plan and the associated equalization plan; the cash surrender value of certain life insurance policies transfered to Mr. Medlin in 1993 ($289,850); company contributions to SCNC's Amended and Restated Savings, Thrift and Deferred Cash Plan for Mr. McCoy in 1991 ($6,841); and a payment made to Mr. McCoy in 1991 pursuant to the value adjustment provision of SCNC's Management Restricted Stock Award Plan which provided that if the value of restricted shares granted under such plan was less on the date the forfeiture restrictions lapsed than on the date of the award, the difference between the award date value and the value at a fixed date subsequent to the lapse of the restrictions would be paid to the holder in cash ($17,600).
(7) Mr. Medlin retired as an employee of Wachovia on December 31, 1993.
(8) Mr. Baker was elected President and Chief Executive Officer effective January 1, 1994, and President and Chief Operating Officer effective February 1, 1993. He previously served as Executive Vice President of the Company.
                                       25

                                 STOCK OPTIONS
The following table sets forth information with respect to the named executives concerning the grant of employee stock options during 1993.
                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                             INDIVIDUAL GRANTS                                                  VALUE AT ASSUMED
                                  NUMBER OF      % OF TOTAL                                     ANNUAL RATES OF
                                  SECURITIES      OPTIONS                                            STOCK
                                  UNDERLYING     GRANTED TO     EXERCISE OR                    PRICE APPRECIATION
                                   OPTIONS      EMPLOYEES IN     BASE PRICE     EXPIRATION    FOR OPTION TERM (3)
             NAME                 GRANTED(1)    FISCAL YEAR     ($/SHARE)(2)       DATE        5%($)       10%($)
John G. Medlin, Jr.                      0          0.00%          N/A             N/A          N/A         N/A
Leslie M. Baker, Jr.                14,000          1.81%         $33.1250        1/22/03     $291,650    $739,098
G. Joseph Prendergast               10,000          1.29%         $33.1250        1/22/03     $208,321    $527,927
Anthony L. Furr                      5,000          0.65%         $33.1250        1/22/03     $104,161    $263,964
Robert S. McCoy, Jr.                 5,000          0.65%         $33.1250        1/22/03     $104,161    $263,964

(1) All stock options become exercisable over a five-year period in 20% annual increments.
(2) The exercise price equals the market price of Wachovia's Common Stock on the date of the option grant as adjusted for the stock dividend paid in the form of a two-for-one stock split on April 1, 1993.
(3) As required by the rules of the Commission, potential net gain from the exercise of stock options is based on the assumed annual rates of stock price appreciation of 5% and 10%, over the term of each option. Any actual net gains are dependent on the future performance of the Company's Common Stock and general market conditions. There is no assurance that the assumed rates of stock price appreciation utilized in these calculations will be achieved. In order for these options to have value to the executive, the stock price must increase above the option exercise price. Increases in the stock price will benefit all shareholders. All options have a term of 10 years.
                                       26

The following table sets forth information with respect to the named executives concerning the exercise of options during 1993 and unexercised options held at year-end.
   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                              NUMBER OF
                                                                             SECURITIES
                                                                             UNDERLYING         VALUE OF
                                                                             UNEXERCISED      UNEXERCISED
                                                                             OPTIONS AT       IN-THE-MONEY
                                                                VALUE          FISCAL          OPTIONS AT
                                                             REALIZED (1)     YEAR-END           FISCAL
                             SHARES ACQUIRED ON EXERCISE                       (POUND)        YEAR-END (2)
                            YEAR OF    NUMBER      OPTION                   EXERCISABLE/      EXERCISABLE/
           NAME              GRANT    OF SHARES    PRICE                    UNEXERCISABLE    UNEXERCISABLE
John G. Medlin, Jr.             --         --           --             --             0/0                0/0
Leslie M. Baker, Jr.          1985      7,200     $13.177    $ 176,025.60   20,732/14,000   $694,522/469,000
G. Joseph Prendergast         1985      4,800      13.177      121,550.40   15,840/10,000    530,640/335,000
                              1986      6,000      17.9165     123,501.00
Anthony L. Furr                 --         --           --             --    31,800/8,200    106,530/274,700
Robert S. McCoy, Jr.          1991      3,500      12.50        87,937.50     1,900/6,350     63,650/212,725

(1) Values calculated by subtracting the exercise price from the market value on the date of exercise.
(2) Based on market price of $33.50 (market price of Common Stock on December 31, 1993).
              OTHER EXECUTIVE COMPENSATION PLANS AND ARRANGEMENTS
Pension Plan
  Wachovia has a defined benefit pension plan entitled the Retirement Income Plan of Wachovia Corporation. Employees of Wachovia and its subsidiaries who have completed one year of service, as defined in the plan, are eligible to participate in the plan. Upon retirement at the later of age 65 or completion of five years of service, a participant receives (subject to certain limitations) an annual benefit which equals 1.2% of the average of the highest five consecutive years of base compensation paid during the ten consecutive years preceding termination or retirement (final average compensation), multiplied by years of service after December 31, 1989. (For certain highly compensated employees, including the executive officers, this formula applies to service in
1989).
  The table below sets forth estimated annual benefits which would become payable upon retirement at age 65 under the plan to persons in certain specified salary and years-of-service classifications who are hired on and after January 1, 1990.

AVERAGE BASE SALARY DURING
 HIGHEST FIVE CONSECUTIVE
  YEARS IN THE LAST TEN                  ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS OF
          YEARS                                 CREDITED SERVICE SHOWN BELOW (1)(2)
    BEFORE RETIREMENT              10          15          20          25          30          35
        $   50,000              $  4,986    $  7,479    $  9,972    $ 12,465    $ 14,958    $ 17,451
           100,000                 9,972      14,958      19,944      24,930      29,916      34,902
           500,000                49,860      74,790      99,720     124,650     149,580     174,510
         1,000,000                99,720     149,580     199,440     249,300     299,160     349,020
         1,200,000               119,664     179,496     239,328     299,160     358,992     418,824

(1) Pursuant to the terms of the plan, annual retirement income benefits are not reduced or offset by Social Security benefits. Estimated annual retirement benefits shown above are based on a joint and 100% survivor form of retirement income. The precise amount of the benefit is contingent upon the ages of a participant and his or her surviving spouse.
(2) Some of the amounts shown exceed the limits imposed by federal law for qualified pension plans and are payable only to participants in the other retirement arrangements described below.
  Persons hired before January 1, 1990, including the named executives, will receive an annual benefit which is generally greater than the amounts shown in the table above. The benefit computation of such a person will depend upon the final average compensation and number of years of service before January 1, 1990, and the benefit formula in effect during such years. For employees of SCNC and its subsidiaries prior to January 1, 1992, the benefits described above will only apply to service after December 31, 1991.
  For persons employed by Wachovia and its subsidiaries before January 1, 1990 and after December 31, 1986, a participant will receive an annual benefit equal to 1.4% of final average compensation as of December 31, 1989, plus .6% of final average compensation as of December 31, 1989 in excess of 50% of the 1989 Social Security taxable wage base, multiplied by years of service from January 1, 1987 through December 31, 1989 (or December 31, 1988 in the case of certain highly compensated employees). In addition, the plan provides a one-time special supplemental benefit to employees who were employed by Wachovia and its subsidiaries on December 31, 1989, such employees who retired, became disabled, or were terminated without cause during 1989, and the beneficiaries of such employees who died during 1989. The special supplemental benefit is added to each such person's accrued benefit under the plan in the amount of .5% of annualized rate of eligible salary on the earlier of September 1, 1989 or the last day of service (or, if greater, .5% of final average compensation as of December 31, 1989) multiplied by full years of service beginning on the January 1 following the employee's date of hire and ending on December 31, 1989. The special supplemental benefit may be paid in a lump sum upon retirement, at the employee's option.
  For persons employed by WCNC and its subsidiaries before January 1, 1987, a participant receives an annual benefit equal to 2.5% of final average compensation as of December 31, 1989 multiplied by years of service (not in excess of 30 years) before January 1, 1987, reduced by 50% (prorated for less than 30 years) of the Social Security benefit at his Social Security retirement age under the law in effect in 1989. In no event may this benefit exceed 65% of the participant's final average compensation as of December 31, 1989.
  For persons employed by WCGA and its subsidiaries before January 1, 1987, a participant receives an annual benefit calculated as a ten-year certain and life annuity equal to 1.8% of final average compensation as of December 31, 1989 multiplied by years of service (not in excess of 35 years) before January 1, 1987, reduced by 50% (prorated for less than 35 years) of the Social Security benefit at his Social Security retirement age under the law in effect in 1989.
  For persons employed by SCNC and its subsidiaries before January 1, 1992, a participant receives an annual benefit equal to 50% of final average compensation (as determined below) less 50% of the Social Security primary insurance benefit, proportionately reduced for less than 30 years of service prior to 1992. The final average compensation of such an employee is equal to the average of the employee's total cash compensation (which for this purpose excludes incentive compensation payments made under the SCNC Executive Incentive Compensation Plan) for the 60 consecutive months within the final 120 months prior to January 1, 1992 which will produce the highest average. The accrued benefit of such a participant as determined on December 31, 1991 is multiplied by a fraction, the numerator of which is final average compensation at retirement or other termination of service (as otherwise determined under the plan) and the denominator of which is final average compensation as so determined on December 31, 1991.
  Except as otherwise provided, the benefit amounts described above are computed on the basis of a straight life annuity, but other payment options are available which could provide a survivor
                                       28
benefit following the death of the participant. Retirement prior to age 65 is permitted upon certain circumstances under the plan. Either of these alternatives could result in an adjustment of the amount of the benefit received by the participant.
  Federal law places certain limitations on the amount of benefits payable by qualified pension plans. The annual benefit paid to a participant at Social Security retirement age cannot exceed $115,641 for 1993 or $118,800 for 1994 (adjusted annually for inflation). In addition, the annual amount of covered compensation under the plan is limited to $235,840 in 1993 and $150,000 in 1994 (adjusted periodically for inflation). The 1993 base salary for each of the named executives is set forth in the Summary Compensation Table under the column headed Salary. For such individuals, full years of credited service are as follows: Mr.Medlin, 33 years; Mr. Baker, 23 years; Mr. Furr, 23 years; Mr. McCoy, 9 years; and Mr. Prendergast, 19 years.
  Covered compensation under the plan excludes deferred compensation; however, Mr. Medlin has a deferred compensation agreement with WBNC which provided for the monthly accrual of specified amounts until the termination of his employment and the addition of an amount equivalent to interest at a variable market-indexed rate (which is not less than 2.5% or more than 3.75%) on the unpaid balance at the end of each calendar quarter. Deferred benefits are payable to Mr. Medlin or his designated death beneficiary in 180 approximately equal monthly installments beginning in January 1994. The agreement provides for payment upon retirement of an amount equal to the increase in monthly benefits that he would have received under the plan if his monthly compensation had included amounts deferred under his agreement.
Retirement Savings and Profit-Sharing Plan
  Wachovia has a voluntary defined contribution plan entitled the Retirement Savings and Profit-Sharing Plan of Wachovia Corporation. All employees who have completed one year of service are eligible to participate in the plan. Wachovia contributes a minimum of $.50 for each $1.00 of up to the first 6% of base pay contributed by a participant and may make an additional contribution of up to $.50 for each $1.00 of up to the first 6% of base pay contributed by a participant each year if the Company meets certain earnings performance criteria. The criteria for determining any such additional matching contributions are established by the CNO Committee (the Committee) at the beginning of each year. The Committee also may approve a special discretionary contribution to the Plan of up to 4% of each eligible employee's base salary paid during the year if the Committee determines that the Company's performance during the year was truly outstanding.
  Federal law limits the maximum annual compensation from which an employee may elect to make contributions under qualified plans such as the plan to $235,840 in 1993 and $150,000 in 1994 (adjusted periodically for inflation). Participants may elect to make all or part of their contributions under these plans on a before-tax basis provided such before-tax contributions do not exceed $8,994 in 1993 or $9,240 in 1994 (adjusted annually for inflation). Employee contributions are subject to certain regulatory restrictions which may limit further the maximum contribution of certain more highly compensated participants (including the named executives). Wachovia maintains non-qualified equalization plans designed to protect selected key employees (including the named executives) of the Company or its subsidiaries from loss of benefits under the plan resulting from the application of limitations on contributions to qualified plans contained in the Code. If contributions under the plan are not allocated to any of the selected key employees due to those limitations on contributions, Wachovia will credit to a non-qualified reserve account under the appropriate equalization plan for the employee the amount of such contribution not so allocated. Amounts credited to each participant's account are periodically credited with an interest equivalent which is based upon the rate earned in certain U.S. Treasury obligations or insurance contracts. These amounts will be paid to the participants in the equalization plans in monthly installments over a period not to exceed 180 months or in a single lump sum payment, as elected by the participant with the consent of the Committee, provided that no amounts may be withdrawn from the equalization plans while the participant is employed by Wachovia or any of its subsidiaries. The amounts contributed by Wachovia to the equalization plans are included in the column All Other Compensation in the Summary Compensation Table.
                                       29

Other Retirement Arrangements
  To assist in executive management succession planning, Wachovia has entered into nonqualified, unfunded executive retirement agreements with certain senior officers of the Company including each of the named executives and five other executive officers. Under the agreements, the officer will retire at age 60, or under certain circumstances as early as age 58 or as late as age 62. The officer will receive an annual benefit equal to 2.5% of final average compensation multiplied by years of service, up to a maximum of 62.5% of final average compensation, less the sum of the amounts payable from the Retirement Income Plan and any other pension plan in which the officer may participate. For this purpose, final average compensation is the average of the officer's total cash compensation for the three full calendar years within the final five full calendar years of employment which will produce the highest average. Base salary and amounts received by the officer pursuant to the Senior Management Incentive Plan are included in determining final average compensation. The benefit amount is computed in the form of a straight life annuity and is payable in monthly increments or, upon request by the individual and approval by the Committee, may be payable in a lump sum actuarial equivalent amount.
  The following table sets forth estimated total annual benefits which would become payable under the formula in the executive retirement agreement (which amounts will be reduced by the benefits paid under the Retirement Income Plan) to the officers based upon final average compensation and years of credited service.

  AVERAGE
COMPENSATION
   DURING
  HIGHEST
THREE YEARS
IN THE LAST      ESTIMATED ANNUAL RETIREMENT BENEFITS
 FIVE YEARS          FOR YEARS OF CREDITED SERVICE
   BEFORE                     SHOWN BELOW
 RETIREMENT       10         15         20         25
 $  100,000    $ 25,000   $ 37,500   $ 50,000   $ 62,500
    300,000      75,000    112,500    150,000    187,500
    500,000     125,000    187,500    250,000    312,500
    700,000     175,000    262,500    350,000    437,500
    900,000     225,000    337,500    450,000    562,500
  1,000,000     250,000    375,000    500,000    625,000
  1,100,000     275,000    412,500    550,000    687,500
  1,200,000     300,000    450,000    600,000    750,000

  SCNC has a nonqualified, unfunded supplemental plan for a limited group of highly compensated and key management employees, including Mr. McCoy. The supplemental plan provides that each participant (who has been employed for at least 10 years and is at least 55) will receive an annual benefit at age 65, or age 60 under certain conditions, equal to 55-60% (depending on the participant's years of service) of final average compensation, less the sum of the amount payable from the Retirement Income Plan and the amount of any Social Security benefit. For this purpose, compensation is defined as base salary, including amounts deferred, plus any payments pursuant to incentive plans. Benefits are paid on a monthly basis for life, with (subject to specified conditions) 50% of the monthly payment made for life to the surviving spouse upon the death of a retired participant. Subject to certain limitations, a participant may elect to receive the present value of his benefit under the supplemental plan in one lump sum payment. There are certain adjustments for early retirement and death or disability prior to age 65.
  The following table sets forth the estimated annual benefit which would become payable under the formula in the supplemental plan (which amounts will be reduced by the benefits paid under the Retirement Income Plan and by Social Security) to participants, including Mr. McCoy (who is entitled to the maximum benefit), based upon final average compensation and payable in the form of a joint and 50% survivor annuity.

  AVERAGE COMPENSATION       ESTIMATED MAXIMUM
DURING HIGHEST 60 MONTHS     ANNUAL RETIREMENT
 IN THE LAST 120 MONTHS         BENEFITS AT
   BEFORE RETIREMENT              AGE 60
        $100,000                 $  60,000
         200,000                   120,000
         300,000                   180,000
         400,000                   240,000
         500,000                   300,000
         600,000                   360,000

Employment Agreements
  Wachovia has entered into Employment Agreements with certain senior officers of the Company, including each of the named executives and five other executive officers. If the Company terminates the officer's employment without cause, the officer will receive monthly compensation continuance payments for the period beginning with the date of
                                       30
termination and ending with the earlier of the third anniversary of the date of termination or the retirement date of the officer as specified in the officer's executive retirement agreement described above, provided the officer does not engage in competitive employment during such period. The monthly amount of compensation continuance is defined as one-twelfth of the sum of (i) an amount equal to the officer's highest annual rate of salary in effect during the twelve-month period immediately preceding his date of termination, (ii) an amount equal to the average of the amounts, if any, awarded to the officer under Wachovia's Senior Management Incentive Plan, or any predecessor plan, for each of the three consecutive calendar years immediately preceding the year of termination, and (iii) an amount equal to the average of any annual contributions by the Company on behalf of the officer under the Retirement Savings and Profit-Sharing Plan and the associated equalization plan, described above, for each of the three consecutive calendar years immediately preceding the year of termination. During the period of compensation continuance, the officer also will receive benefits pursuant to certain employee benefit plans in which he was participating at the time of termination or substantially similar benefits, all outstanding stock options previously granted to the officer will become fully vested and exercisable, and all previously granted restricted stock awards will become fully vested and available for distribution to the officer. Directors' Compensation
  Nonemployee Directors of Wachovia are paid a retainer fee of $10,000 per calendar quarter for their services as members of the Board of Directors and $1,000 per meeting for any special meetings beyond the four regularly scheduled quarterly meetings of the Board and each committee. There are no additional payments for attendance or committee participation. The Deferred Compensation Plan for the Board of Directors of Wachovia permits a Director to defer a percentage of unearned retainer fees until the Director ceases to be a Director or revokes his or her deferred compensation agreement, or until Wachovia terminates such plan. The amounts so deferred are accrued on behalf of the Director, and the total amount accrued is credited with an amount equivalent to interest at a variable market-indexed rate (not less than 2% or more than 3.75%) at the end of each quarter. Deferred benefits are payable to the Director after he or she ceases serving as a member of the Board of Directors, or to the Director's beneficiary after death, in 120 approximately equal monthly installments. This plan is administered by the CNO Committee.
  The Retirement Pay Plan for the Board of Directors of Wachovia provides for nonemployee Directors to be paid an annual retirement payment of 5% of the annual retainer fee in effect when a Director retires, multiplied by the number of years of service as a Director, up to a maximum of 50% of such annual retainer fee. Directors must have served a total of at least five years on the Board of Wachovia and any of its subsidiaries or affiliated companies to be eligible for such payments. The payments shall be paid in quarterly installments for a period equal to the Director's length of service as a Director of Wachovia or, with certain limitations, of any subsidiary or affiliated company, but such payments shall cease upon the death of the Director.
  Wachovia's Senior Management and Director Stock Plan provides for the award of 3,600 shares of restricted stock to each nonemployee Director upon initial election to the Board of Directors of the Company. The award is deemed to be earned, and ownership of the shares vests in the Director, immediately following completion of three years of continuous membership on the Board. Awards also are fully earned if the Director dies, becomes disabled or retires from the Board prior to completing three years of service. Awards are forfeited if the service of the Director is terminated for reasons other than death, disability or retirement.
  Wachovia has entered into an agreement with Mr. Medlin whereby he has agreed to serve as nonmanagement Chairman of the Board of Directors and to provide certain other services to the Company from January 1, 1994 until December 31, 1995, if reelected a Director by shareholders and reappointed as Chairman by the Board. Wachovia will pay Mr. Medlin $25,000 per month for his services during the term of the agreement.
                                       31

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
  The members of Wachovia's compensation committee, the CNO Committee, from January 1, 1993 to the present are: Sherwood H. Smith, Jr., Chairman; J. Mack Robinson, Vice Chairman; Hayne Hipp; James W. Johnston; and Charles McKenzie Taylor. None of these individuals are or have ever been officers or employees of Wachovia.
  Mr. Lindley, who retired from the Company on June 30, 1993, is a Director of The Liberty Corporation, but he does not serve on the compensation committee of such board. Mr. Hipp, the President and Chief Executive Officer of The Liberty Corporation, serves on the CNO Committee of Wachovia's Board of Directors.
  Mr. Medlin is a Director of RJR Nabisco Holdings Corp. and RJR Nabisco, Inc., but he does not serve on the compensation committee of either board. RJR Nabisco Holdings Corp. is the parent company of RJR Nabisco, Inc., which is the parent company of R.J. Reynolds Tobacco Co. Mr. Johnston, Chairman and Chief Executive Officer of R.J. Reynolds Tobacco Co., serves on the CNO Committee of Wachovia's Board of Directors.
Certain Transactions Involving Members of the Committee
  Directors, nominees and executive officers, members of their immediate families, and business organizations and individuals associated with them have been customers of, and have had normal banking transactions with, WBNC, WBGA and SCNB. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, Wachovia and its subsidiaries have engaged in other transactions with such persons, all of which were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons.
  Wachovia began construction on a new headquarters building in Winston-Salem, North Carolina in January 1994. The building will be a 28 story office tower of 525,000 rentable square feet, all or most of which is expected to be occupied by Wachovia. Prior to beginning this project, the Company retained an independent consulting company to act as Planning and Control Manager whose responsibilities include reviewing all contracts, pricing and fees; validating all costs; assisting in negotiations; and insuring that competitive pricing and proper quality are obtained for the project. After careful consideration and review of possible alternatives, the independent consultant recommended that Wachovia enter into an agreement with Taylor & Mathis, Inc., a real estate development firm of which Charles McKenzie Taylor, a Director of Wachovia, is an officer, director and minority shareholder. The Company's Board of Directors met on July 24, 1992, and during the absence of Mr. Taylor from their deliberations, approved such arrangement after thorough discussion and review. Wachovia has entered into a development management agreement and contract with Taylor & Mathis, Inc. to act as Development and Construction Manager under the terms of which the firm will manage the planning, design and construction of the new building. Wachovia will pay the firm a fee of 2.5% of qualified project costs, payable one half when construction begins, one quarter upon certified substantial completion of the project, and one quarter upon occupancy of the building by the Company. No amounts were paid under this agreement in 1993. The first installment is expected to be paid in the second quarter of 1994. It is estimated that the total fee ultimately payable to the firm will be approximately $1.65 million.
  The Development and Construction Manager and the Planning and Control Manager jointly advised Wachovia to select a qualified general contractor for the new building project early in the design process. After a thorough evaluation of three highly qualified general contractors, which included review of similar work by them as well as financial considerations and interviews with the senior executives of each company, the Development and Construction Manager and the Planning and Control Manager recommended and Wachovia selected Holder-Russell Construction Company, a joint venture of two construction companies, as General Contractor. The two companies have frequently worked together in similar joint ventures. Robert M. Holder, Jr., a Director of Wachovia, is an officer, director and majority shareholder of one of these companies, and Herman J. Russell, a Director of Wachovia, is an officer, director and majority shareholder of the other company. At its meeting on October 23, 1992, Wachovia's
                                       32

Board of Directors thoroughly discussed, considered and approved such selection during the absence of Messrs. Holder and Russell from these deliberations. Taylor & Mathis has entered into a construction agreement with the General Contractor pursuant to which Wachovia will pay the General Contractor a fee based on 3% of qualified project costs. No fees or expense reimbursements were paid to the General Contractor during 1993. Fees of approximately $626,000 and expense reimbursements of approximately $50,000 are expected to be paid in 1994. It is estimated that the total fee ultimately payable to the General Contractor will be approximately $1.3 to $1.6 million.
  The Board of Directors of the Company, after review and discussion, approved in advance by unanimous vote of those present (and in the absence of the interested Directors), the agreements with the Development and Construction Manager and the General Contractor and, in each instance, determined that (1) the business dealings were intended for the benefit of the Company; and (2) the business dealings were made on terms and under circumstances that are substantially the same, or at least as favorable, as those prevailing at the time for comparable business dealings with independent third parties.
  An employee parking facility is planned to be constructed on a site one block east of the headquarters building. The Planning and Control Manager has advised Wachovia that the retention of Taylor & Mathis, Inc. to manage and Holder-Russell Construction Company to construct the parking facility will permit this phase to be incorporated into the overall development plan for the project and should result in time and cost savings to the Company. It is proposed that the respective agreements with the Development and Construction Manager and the General Contractor be amended in scope to include the parking facility work. The Development and Construction Manager would receive additional fees totalling $125,000 to $150,000 and the General Contractor would be paid an additional $150,000 to $175,000. These amendments are expected to be presented to the Board of Directors of Wachovia for discussion and action at its April 1994 meeting.
  Mr. Taylor is a partner in a partnership which leases five properties used as banking offices to WBGA. One of the leases expired in December of 1993, one lease which was due to expire in December 1993 was extended to and expired on January 15, 1994, another lease which was due to expire in November 1993 was extended to June 1995, and the remaining two leases will expire in May and June of 1995. During 1993, WBGA paid approximately $954,017 to the partnership or on behalf of the partnership as a result of its lease obligations.
  Rufus C. Barkley, Jr., Hayne Hipp and James G. Lindley are directors of The Liberty Corporation, which is the parent of Liberty Life Insurance Company, for which Mr. Hipp serves as a director. Mr. Hipp also serves as President and Chief Executive Officer of The Liberty Corporation. The Hipp family has significant share holdings in The Liberty Corporation. SCNC places with Liberty Life Insurance Company certain credit life insurance purchased by installment loan customers of its subsidiary corporations. The net premium benefit on this credit life insurance retained by Liberty Life Insurance Company in 1993 was approximately $27,385. Liberty Life Insurance Company sells certain mortgage protection life, disability and accidental death insurance to mortgage loan customers of Wachovia. The gross service fee on this insurance retained by Liberty Life Insurance Company in 1993 was approximately $148,936. Employee-owned universal life insurance policies are also written for certain Wachovia employees by Liberty Life Insurance Company. During 1993, Wachovia paid approximately $166,664 in premiums for this plan coverage, including approximately $66,918 in employee payments toward universal life insurance plan coverage. SCNC's corporate-owned life insurance policies associated with the SCNC Supplemental Executive Retirement Plan and the SCNC Deferred Compensation Plan are written by Liberty Life Insurance Company. During 1993, SCNC paid approximately $1,366,964 in premiums for this coverage.
                                       33

     CERTAIN TRANSACTIONS INVOLVING OTHER DIRECTORS AND EXECUTIVE OFFICERS
  A Georgia general partnership of which Mr. Holder and members of his family are the principals constructed a 100,100 square foot, five story building located on 2.9 acres in Atlanta. The partnership has entered into a $12,415,000 construction and term loan with WBGA secured by the building and real property, and Mr. Holder has personally guaranteed 12.5% of the loan commitment. This loan
(i) was made in the ordinary course of business, (ii) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. The highest amount outstanding under the loan during 1993 was approximately $11,191,400.
  WBGA has entered into a lease agreement with the Georgia general partnership described above for branch and drive-in banking facilities and office space in the new building. WBGA employed an independent professional consulting firm to review the lease proposal and insure that the lease terms and arrangements were fair and competitive. WBGA moved into the building during 1992 and began making payments under the lease on April 1, 1992. The lease agreement relates to 40,813 square feet of space for the branch banking location and office space for a term of 15 years with two five-year extension options. Base rent is $79,016.61 per month in years one through five, $94,415.07 per month in years six through ten, and $107,407.43 per month in years 11 through 15. If the extension options are exercised, rent will be at a negotiated fair market rate at that time. The lease agreement has been amended to add an additional 11,450 square feet of office space for a term of five years and base rent of $21,945.83 per month following an initial free rent period for 15 months. The amendment provides for a ten-year extension option at a base rent of $24,216.75 per month in years six through ten and $27,508.62 per month in years eleven through fifteen, followed by two five-year extension options at negotiated fair market rates. The lease agreement also provides that WBGA will pay its pro-rata share of the operating expenses of the building in excess of 1992 levels of such expenses which are paid by the lessor. The total rent paid by WBGA during 1993 was approximately $1,117,536. In addition, WBGA paid approximately $34,648 in 1993 to a construction company of which Mr. Holder is an officer, director and majority shareholder for various small renovation and construction projects for WBGA's space in the building.
  A Georgia limited partnership of which Mr. Holder is the sole general partner has constructed a 41,967 gross square foot medical office building in Atlanta. The partnership entered into a $4,406,000 construction and term loan with WBGA secured by the building and real property, and Mr. Holder has personally guaranteed $417,000 of the loan commitment. This loan (i) was made in the ordinary course of business, (ii) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable futures. The highest amount outstanding under the loan during 1993 was approximately $1,172,548.
  A Georgia corporation of which Mr. Holder is a one-third shareholder, director and officer has constructed an airplane hanger and office building in Atlanta. The corporation entered into a $11,500,000 construction loan with WBGA secured by the building and real property, and Mr. Holder has personally guaranteed 50% of the loan commitment. The loan was (i) was made in the ordinary course of business, (ii) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable futures. The highest amount outstanding under the loan during 1993 was approximately $11,468,709, and the entire loan was paid off during the first quarter of 1994.
  A subsidiary of WBGA began the relocation of its principal offices in 1993 and leased approximately 118,000 square feet of office space in an existing building in Atlanta. In choosing a contractor to complete the interior build out of this space, WBGA employed an independent professional consulting company to review all contracts, pricing and fees and to insure that competitive pricing was obtained. A construction company of which Mr. Holder is an officer, and majority shareholder director won the bid and entered into a contract with WBGA. The construction was substantially completed in 1993, and
                                       34

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    CERTAIN TRANSACTIONS INVOLVING OTHER DIRECTORS AND EXECUTIVE OFFICERS -
                                   CONTINUED
the contract was extended in 1994 for the construction build out of an additional approximately 6,000 square feet of space in the building. The cost of WBGA with respect to such contract was $1,782,464 during 1993.
  In December 1990, SCNB entered into a lease of premises for an automated teller machine near Charleston, South Carolina. The lessors under such lease include Mr. Barkley, then a director of SCNB and SCNC, and certain members of his family. The lease is for an initial term of five years and gives SCNB the option to extend the term for an additional three-year period. For the first three years of the lease, the rent is $6,600 per year and for the remaining two years the rent is $7,200 per year. The Board of Directors of SCNB (excluding Mr. Barkley) approved this transaction and believes the terms of this transaction are no less favorable to SCNB than those which would be offered by the lessors to other prospective lessees in comparable transactions.
                             COMPLIANCE WITH STOCK
                        OWNERSHIP REPORTING REQUIREMENTS
  Section 16(a) of the Securities Exchange Act of 1934 requires Wachovia's Directors and executive officers, and any persons who own beneficially more than 10% of the outstanding shares of Wachovia Common Stock (there being, to Wachovia's knowledge, no such 10% shareholders as of December 31, 1993), to file with the Commission and the New York Stock Exchange (the NYSE) reports disclosing their initial ownership of Wachovia common stock, as well as subsequent reports disclosing changes in such ownership. To Wachovia's knowledge, based solely on a review of the copies of such reports furnished to Wachovia and written representations that no other reports were required during the fiscal year ended December 31, 1993, Wachovia's Directors and executive officers complied with all Section 16(a) filing requirements, except that Mr. Hipp inadvertently failed to report timely his purchase on March 26, 1993 of 100 shares of Wachovia's common stock. This report, which should have been received by the Commission and the NYSE by April 10, 1993, was mailed on April 28, 1993.
                             SHAREHOLDER PROPOSALS
  In order to be considered for inclusion in the Proxy Statement and Form of Proxy to be used in connection with Wachovia's 1995 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of Wachovia no later than November 17, 1994.
                                 OTHER MATTERS
  The management of Wachovia knows of no other business which will be presented for consideration at the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy holders named in the accompanying Form of Proxy to vote the Proxies in accordance with their best judgment.
L. M. Baker, Jr.
Chief Executive Officer
March 18, 1994
                                       35

                                   EXHIBIT A
                              WACHOVIA CORPORATION
                                   STOCK PLAN
1. Purpose.
  The purpose of the Wachovia Corporation Stock Plan (the Plan) is to encourage and enable selected key employees of Wachovia Corporation (the Corporation) and its subsidiaries, and nonemployee Directors of the Corporation, to acquire or to increase their holdings of common stock of the Corporation (the Common Stock) and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as Awards) to selected key employees and nonemployee Directors, including but not limited to the granting of incentive stock options (Incentive Options), nonqualified stock options (Nonqualified Options), stock appreciation rights (SAR's), restricted stock awards (Restricted Stock Awards), and restricted units (Restricted Units) to selected key employees; and the granting of initial restricted stock awards (Initial Director Awards) and annual restricted stock awards (Annual Director Awards) to members of the Board of Directors (individually, a Director) who are not employees of the Corporation or a related corporation. (Incentive Options and Nonqualified Options shall be referred to herein collectively as Options. Restricted Stock Awards and Restricted Units shall be referred to herein collectively as Restricted Awards. Initial Director Awards and Annual Director Awards shall be referred to herein collectively as Director Awards.)
2. Administration of the Plan.
    (a) Subject to Section 11 herein, the Plan shall be administered by the Compensation, Nominating and Organization Committee of the Board of Directors of the Corporation (the Committee), each member of which shall be a disinterested person, as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act). The Committee shall be comprised of no fewer than the minimum number of disinterested persons as may be required by Rule 16b-3.
    (b) Any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, and unless authority is granted to the Chief Executive Officer as provided in Section 2(c), the Committee shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of the Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan and Agreements evidencing Awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan.
    (c) Notwithstanding Section 2(b), and subject to Section 11 herein, the Committee may delegate to the Chief Executive Officer of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Committee in the Plan and summarized in subsection (b)(i) with respect to such Awards, to any individual who, at the time of said grant or other determination (i) is not deemed to be an officer or Director of the Corporation within the meaning of Section 16 of the Exchange Act; (ii) is not deemed to be a Covered Employee; and (iii) is otherwise eligible under Section 5.
3. Effective Date.
  The effective date of the Plan shall be April 22, 1994 (the Effective Date). Awards may be granted
                                      A-1
under the Plan on and after the effective date, but not after April 21, 2004.
4. Shares of Stock Subject to the Plan.
  The shares of Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate 6,000,000 shares of authorized but unissued shares of the Corporation. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. Any shares subject to an Award which is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan; provided, that if an Option or SAR shall be accepted for surrender by the Committee pursuant to the terms of the Plan, the shares subject thereto shall not thereafter be available for the granting of other Options or Awards. If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board of Directors of the Corporation declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital stock structure of the Corporation or a related corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall make such adjustments to Awards or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Awards.
5. Eligibility.
  An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:
    (a) With respect to the grant of Awards other than Director Awards, the individual is an employee of the Corporation or a related corporation. For this purpose, an individual shall be considered to be an employee only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.
    (b) With respect to the grant of an Award other than a Director Award, the individual, being otherwise eligible to receive an Award under this Section 5,
  (i) is a key employee of the Corporation or a related corporation; and (ii) is selected by the Committee as an individual to whom a Restricted Stock Award or Restricted Unit shall be granted (a Grantee), an individual to whom an Option shall be granted (an Optionee), or an individual to whom an SAR shall be granted (an SAR Holder). For the purposes herein, a key employee shall mean an employee of the Corporation or a related corporation who makes significant and important contributions to the Corporation or a related corporation. The Committee shall determine which employees qualify as key employees.
     (c) With respect to the grant of Incentive Options, the individual does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Internal Revenue Code of 1986, as amended (the Code).
    (d) With respect to the grant of a Director Award, the individual shall be eligible to receive such an Award under the provisions of Section 9.
6. Options.
  (a) Grant of Options. Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Options to such eligible key employees in such numbers, upon such terms and at such times as the Committee shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan.
  (b) Option Price. The price per share at which an Option may be exercised (the Option Price) shall be not less than the fair market value per share of the shares on the date the Option is granted. For this purpose, the following rules shall apply:
    (i) An Option shall be considered to be granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the effective date of the Option.
    (ii) The fair market value of the shares shall be determined in good faith by the Committee and shall be the price per share of the last sale of such
                                      A-2
  shares on the New York Stock Exchange as reported in The Wall Street Journal on the last trading day prior to the date the Option is granted; or if there was no such sale on such trading day, the fair market value shall be determined in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.
    (iii) In no event shall there first become exercisable by the Optionee in any one calendar year Incentive Options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an Incentive Option is granted) greater than $100,000.
(c) Option Period and Limitations on the Right to Exercise Options.
    (i) The period during which an Option may be exercised (the Option Period) shall be determined by the Committee at the time the Option is granted. Such period shall not extend more than ten years from the date on which the Option is granted. Any Option or portion thereof not exercised before expiration of the Option Period shall terminate.
    (ii) An Option may be exercised by giving written notice to the Corporation at such place as the Committee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of cash or shares owned by the Optionee at the time of exercise, or in any combination of cash and shares; provided, that the Committee may, in its sole and absolute discretion and subject to such terms and conditions as it deems appropriate, permit all or a portion of the purchase price to be paid by (i) funds borrowed from a related corporation, (ii) delivery of written notice of exercise to the Committee and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price, or a combination of such methods. Shares tendered in payment on the exercise of an Option shall be valued at their fair market value on the date of exercise, as determined by the Committee by applying the provisions of Section 6(b)(ii).
    (iii) No Option shall be exercised unless the Optionee is, at the time of exercise, an employee, as described in Section 5(a), and has been an employee continuously since the date the Option was granted, subject to Section 12 herein and the following:
       (A) The employment relationship of an Optionee shall be treated as continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence; provided, that the period of such leave does not exceed ninety days or, if longer, as long as the Optionee's right to reemployment is guaranteed either by statute or by contract. The employment relationship of an Optionee shall also be treated as continuing intact while the Optionee is not in active service because of disability; provided, that shares acquired by the Optionee pursuant to exercise of an Incentive Option shall be subject to Sections 421 and 422 of the Code only if and to the extent that such exercise occurs within twelve months less one day following the date the Optionee's employment is considered to be terminated because of such disability under Section 422. The Committee shall determine whether there is a disability within the meaning of this section.
       (B) If the employment of an Optionee is terminated because of retirement, which shall mean termination on or after the date of his retirement as provided in Section 8(b)(ii), or because of early retirement under the Retirement Income Plan of Wachovia Corporation, or any successor plan thereto applicable to the Optionee (herein, retirement), or if the Optionee dies while he is an employee or after retirement, the Option may be exercised only to the extent exercisable on the date of the Optionee's retirement or death (the termination date), except that the Committee, in its sole and absolute discretion, may accelerate the date that any Option which was not otherwise exercisable on the termination date shall be exercisable in whole or in part, without any obligation to accelerate such date with respect to other Options granted to the Optionee or to accelerate such date with respect to Options granted to any
                                      A-3
     other Optionee, or to treat all Optionees similarly situated in the same manner. The Option must be exercised, if at all, prior to the earlier of:
     (1) the close of the period of twelve months next succeeding the termination date, or (2) the close of the Option Period. In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.
       (C) If the employment of the Optionee is terminated for any reason other than as provided in subparagraph (B) above, his Option may be exercised only to the extent exercisable on the date of such termination of employment, except that the Committee, in its sole and absolute discretion, may accelerate the date that any Option which was not otherwise exercisable on the date of such termination of employment shall be exercised in whole or in part, without any obligation to accelerate such date with respect to other Options granted to the Optionee or to accelerate such date with respect to Options granted to any other Optionee, or to treat all Optionees similarly situated in the same manner. The Option must be exercised, if at all, prior to the earlier of: (1) the close of the period of three months less one day next succeeding the date of termination of employment, or (2) the close of the Option Period. If the Optionee dies following such termination of employment and prior to the earlier of the dates specified in (1) and (2) in the immediately preceding sentence, the Optionee shall be treated as having died while employed under subparagraph (B) above (treating for this purpose the Optionee's date of termination of employment as the termination date).
    (iv) A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the Optionee and distributed to the Optionee (or his beneficiary) as soon as practicable following receipt of notice of exercise.
  (d) Nontransferability of Options. Except to the extent, if any, as may be permitted by the Code, Rule 16b-3 under the Exchange Act or any successor statutes or rule:
    (i) Options shall not be transferable other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of the Employee Retirement Income Security Act (ERISA), or the rules thereunder). The designation of a beneficiary does not constitute a transfer. An option shall be exercisable during the Optionee's lifetime only by him or by his guardian or legal representative.
    (ii) If an Optionee is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an Option may not, without the consent of the Committee, be disposed of by the Optionee until the expiration of six months after the date the Option was granted.
7. Stock Appreciation Rights.
  (a) Grant of SAR's. Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant SAR's to such eligible key employees in such numbers, upon such terms and at such times as the Committee shall determine. SAR's may be granted to an Optionee of an Option (hereinafter called a related Option) with respect to all or a portion of the shares of Common Stock subject to the related Option (a Tandem SAR) or may be granted separately to an eligible key employee (a Freestanding SAR). Subject to the limitations of the Plan, SAR's shall be exercisable in whole or in part upon notice to the Corporation upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR.
  (b) Tandem SAR's. A Tandem SAR may be granted either concurrently with the grant of the related Option or (if the related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SAR's shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Committee may provide in the Agreement), and in no event after the complete termination or full exercise of the related Option. For purposes of determining the number of shares of Common Stock that remain subject to such related Option and for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted, upon the exercise of Tandem SAR's, the related Option shall be considered to have been
                                      A-4
surrendered to the extent of the number of shares of Common Stock with respect to which such Tandem SAR's are exercised. Upon the exercise or termination of the related Option, the Tandem SAR's with respect thereto shall be cancelled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the SAR Holder shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock (as determined in accordance with Section 6(b)(ii) herein) on the date of exercise over the related Option Price per share; provided, that the Committee may, in any Agreement granting Tandem SAR's, establish a maximum value payable for such SAR's.
  (c) Freestanding SAR's. The base price of a Freestanding SAR shall be not less than 100% of the fair market value of the Common Stock (as determined in accordance with Section 6(b)(ii) herein) on the date of grant of the Freestanding SAR. Subject to the limitations of the Plan, upon the exercise of a Freestanding SAR, the SAR Holder shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Freestanding SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price per share of such Freestanding SAR; provided, that the Committee may, in any Agreement granting Freestanding SAR's, establish a maximum value payable for such SAR's.
  (d) Exercise of SAR's.
    (i) Subject to the terms of the Plan, SAR's shall be exercisable in whole or in part upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR. The period during which an SAR may be exercisable shall not exceed ten years from the date of grant or, in the case of Tandem SAR's, such shorter Option Period as may apply to the related Option. Any SAR or portion thereof not exercised before expiration of the period stated in the Agreement relating to the grant of the SAR shall terminate.
    (ii) SAR's may be exercised by giving written notice to the Corporation at such place as the Committee shall direct. The date of exercise of the SAR shall mean the date on which the Corporation shall have received notice from the SAR Holder of the exercise of such SAR.
    (iii) No SAR may be exercised unless the SAR Holder is, at the time of exercise, an employee, as described in Section 5(a), and has been an employee continuously since the date the SAR was granted, subject to Section 12 and the provisions of Section 6(c)(iii) herein.
  (e) Consideration; Election.
    (i) The consideration to be received upon the exercise of the SAR by the SAR Holder shall be paid in cash, shares of Common Stock (valued at fair market value on the date of exercise of such SAR in accordance with Section 6(b)(ii) herein) or a combination of cash and shares of Common Stock, as elected by the SAR Holder, subject to the discretion of the Committee and the terms herein. The Corporation's obligation arising upon the exercise of the SAR may be paid currently or on a deferred basis with such interest or earnings equivalent as the Committee may determine. A certificate or certificates for shares of Common Stock acquired upon exercise of an SAR for shares shall be issued in the name of the SAR Holder and distributed to the SAR Holder (or his beneficiary) as soon as practicable following receipt of notice of exercise. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable Agreement, the SAR Holder will receive cash in lieu of fractional shares.
    (ii) The Committee shall have the sole and absolute discretion to approve or disapprove the election by the SAR Holder to receive cash in full or partial settlement of the SAR, which approval or disapproval may be given at any time after such election is made. If the SAR Holder is subject to Section 16 of the Exchange Act, to the extent necessary to comply with Rule 16b-3, (i) no election shall be made within six months of the date of exercise of the SAR; or (ii)(A) the election by the SAR Holder to receive cash in full or partial settlement of the SAR, as well as the exercise by the SAR Holder of the SAR for cash (unless the date of such exercise is automatic or fixed in advance and is outside the control of the SAR Holder), shall be made during the period beginning on the third business day following the date of release for publication of the Corporation's quarterly or annual
                                      A-5
  summary statements of revenues and earnings and ending on the twelfth business day following such date, and (B) the SAR must be held for six months from the date of acquisition to the date of cash settlement.
  (f) Limitations. The applicable Agreement may provide for a limit on the amount payable to the SAR Holder upon exercise of SAR's at any time or in the aggregate, for a limit on the number of SAR's that may be exercised by the SAR Holder in whole or in part for cash during any specified period, for a limit on the time periods during which the SAR Holder may exercise SAR's, and for such other limits on the rights of the SAR Holder and such other terms and conditions of the SAR as the Committee may determine, including, without limitation, a condition that the SAR may be exercised only in accordance with rules and regulations adopted by the Committee from time to time. Unless otherwise so provided in the applicable Agreement or the Plan, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option.
  (g) Nontransferability. Except to the extent, if any, as may be permitted by the Code, Rule 16b-3 or any successor statutes or rule:
    (i) SAR's shall not be transferable other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of ERISA or the rules thereunder). The designation of a beneficiary does not constitute a transfer. SAR's may be exercised during the SAR Holder's lifetime only by him or by his guardian or legal representative.
    (ii) If the SAR Holder is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of the SAR may not, without the consent of the Committee, be disposed of by the SAR Holder until the expiration of six months after the date the SAR was granted.
8. Restricted Awards.
  (a) Grant of Restricted Awards. Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Restricted Awards to such eligible key employees in such numbers, upon such terms and at such times as the Committee shall determine. A Restricted Award may consist of a Restricted Stock Award or a Restricted Unit, or both. Restricted Stock Awards and Restricted Units shall be payable in cash or whole shares of Common Stock (including Restricted Stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and the sole and absolute discretion of the Committee. Restricted Stock Awards and Restricted Units payable in shares of Common Stock shall be granted only from shares reserved and then available for the granting of Awards under the Plan. The Committee may condition the grant or vesting, or both, of a Restricted Stock Award or Restricted Unit, or both, upon the continued service of the Grantee for a certain period of time, attainment of such performance objectives as the Committee may determine, or upon a combination of continued service and performance objectives. The Committee shall determine the nature, length and starting date of the period during which the Restricted Award may be earned (the Restriction Period) for each Restricted Award, which shall be as stated in the Agreement to which the Award relates. In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Committee shall determine the performance objectives to be used in valuing Restricted Awards and determining the extent to which such Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Corporation, business unit and/or individual performance factors and criteria as the Committee in its sole discretion may deem appropriate, including, but not limited to, earnings per share, return on equity, return on assets or total return to shareholders. Restriction Periods may overlap and participants may participate simultaneously with respect to Restricted Awards that are subject to different Restriction Periods, performance factors and performance criteria. The measure of whether and to what degree such objectives have been attained, and the resulting Awards to be paid, will be determined by the Committee. The earned portion of a Restricted Award may be paid currently or on a deferred basis with such interest as may be determined by the Committee, in its sole and absolute discretion. Payment may be made either in a lump sum payment or in annual installments commencing as soon as practicable after the end of the relevant Restriction Period, as determined by the Committee, in its sole and absolute discretion.
                                      A-6

  (b) Earning of Restricted Stock. A Restricted Stock Award or Restricted Unit granted to a Grantee shall be deemed to be earned as of the first to occur of the completion of the Restriction Period, retirement of the Grantee, death or disability of the Grantee or acceleration of the Restricted Stock Award or Restricted Unit, subject to the following:
    (i) Completion of Restriction Period. For this purpose, a Restricted Stock Award or Restricted Unit shall be deemed to be earned upon completion of the Restriction Period; provided that, in the case of Restricted Awards based upon performance criteria or a combination of performance criteria and continued service, the Committee shall have sole discretion to determine if, and to what degree, the Restricted Award shall be deemed earned at the end of the Restriction Period. In order for a Restricted Award to be deemed earned, the Grantee must have been continuously employed during the Restriction Period. Continuous employment shall mean employment with any combination of the Corporation and one or more related corporations, and a temporary leave of absence with consent of the Corporation shall not be deemed to be a break in continuous employment.
    (ii) Retirement of the Grantee. For this purpose, the Grantee shall be deemed to have retired as of the earlier of (A) his normal retirement date under the Retirement Income Plan of Wachovia Corporation, or any successor plan thereto applicable to the Grantee, or (B) his retirement date under a contract, if any, between the Grantee and the Corporation providing for his retirement from the employment of the Corporation or a related corporation prior to such normal retirement date.
    (iii) Death or Disability of the Grantee. If the Grantee shall terminate continuous employment because of death or disability before a Restricted Stock Award or Restricted Unit is otherwise deemed to be earned pursuant to this
  Section 8(b), the Grantee shall be deemed to have earned a percentage of the Award (rounded to the nearest whole share in the case of Restricted Stock Awards and Restricted Units payable in shares) determined by dividing the number of his full years of continuous employment then completed during the Restriction Period with respect to the Award by the number of years of such Restriction Period.
    (iv) Acceleration of the Restricted Stock Award or Restricted Unit by the Committee. Notwithstanding the provisions of this Section 8(b), the Committee, in its sole and absolute discretion, may accelerate the date that any Restricted Stock Award or Restricted Unit shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Restricted Awards or granted to the Grantee or to accelerate such date with respect to Restricted Awards granted to any other Grantee, or to treat all Grantees similarly situated in the same manner.
  (c) Forfeiture of Restricted Stock. If the employment of a Grantee shall be terminated for any reason, and the Grantee has not earned all or part of a Restricted Award pursuant to Section 8(b), such Award to the extent not then earned shall be forfeited immediately upon such termination and the Grantee shall have no further rights with respect thereto.
  (e) Dividend and Voting Rights; Share Certificates. A Grantee shall have no dividend rights or voting rights with respect to shares reserved in his name pursuant to a Restricted Award payable in shares but not yet earned pursuant to
Section 8(b). A certificate or certificates for shares of Common Stock representing a Restricted Award payable in shares shall be issued in the name of the Grantee and distributed to the Grantee (or his beneficiary) as soon as practicable following the date that the shares subject to the Award are earned as provided in Section 8(b). No certificate shall be issued hereunder in the name of the Grantee except to the extent the shares represented thereby have been earned.
  (f) Nontransferability. Except to the extent, if any, as may be permitted by the Code, Rule 16b-3 or any successor statutes or rule:
    (i) The recipient of a Restricted Award payable in shares shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired or until all conditions to vesting have been met.
    (ii) Restricted Units shall not be transferable other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Code, or Title I of ERISA or the rules thereunder). The designation of a beneficiary does not constitute a transfer.
    (iii) If a Grantee of a Restricted Award is subject to Section 16 of the Exchange Act, shares of Common Stock subject to such Award may not,
                                      A-7
  without the consent of the Committee, be sold or otherwise disposed of within six months following the date of grant of such Award.
9. Director Awards.
  (a) Initial Award. Each nonemployee Director who is newly-elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall receive a Director Award of 1,000 shares of Restricted Stock (an Initial Director Award). An Initial Director Award shall be deemed granted following the close of business of the Corporation on the date of the annual or special meeting of shareholders at which the Director was initially elected or the date of the Board of Directors meeting at which the Director was initially appointed. Such Initial Director Award shall be restricted for a period of three years and shall be deemed earned and shall vest on the third anniversary of the date of grant. A Director who is not a member of the Board of Directors on the date an Initial Director Award vests shall forfeit the Award.
  (b) Annual Award. Commencing with the 1994 annual meeting of shareholders and for each annual meeting thereafter, each nonemployee Director who has been a Director for at least a year shall receive an annual grant of 250 shares of Restricted Stock (an Annual Director Award) following the close of business of the Corporation on the date of the annual meeting of shareholders. An Annual Director Award shall be deemed earned and shall vest one year after the date of grant; provided, that a Director who is not a member of the Board of Directors at the time an Annual Director Award vests shall forfeit the Award.
  (c) Dividends and Voting Rights. Directors shall have no dividend or voting rights with respect to shares subject to Director Awards until such Awards have vested.
  (d) Share Certificates. A certificate or certificate for shares of Common Stock representing a Director Award shall be issued in the name of the Director (or his beneficiary) and distributed to the Director (or his beneficiary) as soon as practicable following the date that the shares subject to the Director Award are vested as provided herein. No certificate shall be issued hereunder in the name of the Director except to the extent that the shares represented thereby have been vested. At the time the Director Award or a portion thereof is vested, the Director shall have full and immediate rights to the shares represented by such certificates (except to the extent of restrictions imposed by law).
  (e) Death, Disability or Retirement of Director. If the service of a Director as a member of the Board is terminated due to death, disability or retirement (in accordance with the policies of the Corporation then in effect for retirement of Directors), and the Director has not yet earned a Director Award as provided in Section 9(a) or (b), such Director Award shall be deemed to be fully vested.
  (f) Forfeiture. If the service of a Director as a member of the Board is terminated for any other reason, and the Director has not earned a Director Award as provided in Section 9(a) and (b), such Director Award shall be forfeited immediately upon such termination and the Director shall have no further rights with respect to such Director Award.
  (g) Nontransferability. Except to the extent, if any, as may be permitted by the Code, Rule 16b-3 or any successor statutes or rule:
    (i) A recipient of a Director Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to a Director Award until all conditions, if any, subsequent to vesting have been met.
    (ii) Shares subject to a Director Award may not be sold or otherwise disposed of within six months following the date of grant of such Award.
  (h) Nonemployee Directors. For the purposes herein, a nonemployee Director shall mean a Director who is not now an employee of the Corporation or a related corporation and has never served as a senior officer of the Corporation or a related corporation.
  (i) Amendment of Director Award Terms. The provisions of the Plan relating to the number of shares of Common Stock subject to a Director Award and the timing of such Awards may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.
10. Withholding.
  The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Committee shall require any recipient of an Award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid
                                      A-8
over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award, by electing (the Election) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined (the Tax Date) as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. The following rules shall apply with respect to
Elections:
    (a) Each Election must be made in writing to the Committee prior to the Tax Date. The Committee may reject any Election, in whole or in part, or may suspend or terminate the right to make an Election. An Election, once made by the recipient and accepted by the Committee, shall be irrevocable.
    (b) Notwithstanding the foregoing, if a recipient is subject to Section 16 of the Exchange Act, then, to the extent necessary to comply with Rule 16b-3,
  (i) no Election shall be made within six months of the Tax Date to which the Election relates; or (ii)(A) the Election by the recipient to have the Corporation withhold shares, as well as the withholding of shares (unless the date of such withholding is automatic or fixed in advance and is outside the control of the recipient), shall be made during a period beginning on the third business day following the date of release for publication of the Corporation's quarterly or annual summary statements of revenues and earnings and ending on the twelfth business day following such date, and (B) the right to make an Election is held for six months prior to the date of cash settlement.
    (c) The fair market value of shares shall be determined pursuant to the provisions of Section 6(b)(ii).
    11. Performance-Based Compensation. To the extent to which it is necessary to comply with Section 162(m) of the Code and the regulations thereunder, the following provisions shall apply:
       (a) Compliance with Code Section 162(m). It is the intent of the Corporation that Awards conferred under the Plan to Covered Employees, as such term is defined in Section 14(f) herein, shall comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Code, and the Plan shall be construed in favor of meeting the requirements of Section 162(m) of the Code and the regulations thereunder to the extent possible.
       (b) Committee Authority and Composition. The Committee shall be authorized to establish performance goals for participants, certify satisfaction of performance goals and other material terms for participants, and to take such other action as may be necessary in order to qualify for the performance-based compensation exception. The Committee shall be comprised of two or more outside directors (as such term is defined in Section 162(m) of the Code and the regulations thereunder). Notwithstanding the foregoing, the committee authorized to take such actions may be comprised of a subcommittee of the Committee or other directors who qualify as outside directors (as such term is defined in Section 162(m) of the Code and the regulations thereunder), and the actions taken by such subcommittee or other group of outside directors shall be effective as the action of the Committee to the extent permitted by the Plan, Rule 16b-3 under the Exchange Act, and Section 162(m) of the Code and the regulations thereunder.
       (c) Limitations on Awards.
       (i) Subject to Sections 6, 7, and 8 herein:
          (A) In no event shall an employee be granted Options for more than 75,000 shares of Common Stock during any 12-month period; and
          (B) In no event shall an employee be granted SAR's for more than 75,000 shares of Common Stock during any 12-month period;
          (C) In no event shall an employee be granted Restricted Awards having an aggregate dollar value greater than $1,000,000 during any 12-month period;
  provided, however, that the limitations set forth in Section 11(c)(i) and (ii) shall be subject to adjustment as provided in Section 4 herein.
       (ii) The Committee shall not have discretion to increase the amount of performance-based compensation payable to a participant in the
                                      A-9

     Plan over the amount determined in accordance with the terms of the Plan. The Committee shall in any event have the discretion to reduce or eliminate the amount of an Award that would otherwise be payable to any participant in accordance with the terms of the Plan.
    (d) Change in Performance Goals. The material terms of the performance goal or goals pursuant to which Awards are to be made shall be disclosed to, and subject to the approval of, the shareholders of the Corporation. Material terms of a performance goal or goals, the targets of which may be changed by the Committee, shall be disclosed to and subject to the reapproval of, the shareholders of the Corporation upon a change of the material terms of the performance goal or goals by the Committee or as may be otherwise required by
  Section 162(m) of the Code or the regulations thereunder.
12. No Right or Obligation of Continued
    Employment.
  Nothing contained in the Plan shall require the Corporation or a related corporation to continue to employ a Grantee or Optionee or to continue an individual as a member of the Board of Directors of the Corporation, nor shall any such individual be required to remain in the employment of the Corporation or a related corporation or on the Board of Directors of the Corporation. Except as otherwise provided in the Plan, Awards granted under the Plan to employees of the Corporation shall not be affected by any change in the duties or position of the participant, as long as such individual remains an employee of the Corporation or a related corporation.
13. Retirement Plans.
  In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a related corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.
14. Certain Definitions.
  For purposes of the Plan, the following terms shall have the meaning indicated:
    (a) Agreement means any written agreement or agreements between the Corporation and the recipient of an Award pursuant to the Plan relating to the terms, conditions and restrictions of Options, SAR's, Restricted Awards, Director Awards and any other Awards conferred herein.
    (b) Covered employee shall mean any individual who, on the last day of the taxable year, is (i) the chief executive officer of the Corporation or is acting in such capacity or (ii) among the four highest compensated officers (other than the chief executive officer), as determined in accordance with the executive compensation disclosure rules under the Exchange Act, unless otherwise provided in Section 162(m) of the Code or the regulations thereunder.
    (c) Disability shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months.
    (d) Parent or parent corporation shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.
    (e) Predecessor or predecessor corporation means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.
    (f) Related corporation means any parent, subsidiary or predecessor of the Corporation.
    (g) Restricted Stock shall mean shares of Common Stock which are subject to Director Awards or Restricted Awards payable in shares, the vesting of which is subject to restrictions set forth in the Plan or the Agreement relating to such Award.
  (h) Subsidiary or subsidiary corporation means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the
                                      A-10
last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.
15. Amendment and Termination of the Plan.
  The Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that such amendment or termination shall not, without the consent of the recipient of an Award, adversely affect the rights of the recipient with respect to an Award previously granted; and provided further, that approval by the shareholders of the Corporation shall be required for any amendment which would (i) increase the number of shares of Common Stock which may be issued under the Plan, except to the extent of adjustments pursuant to
Section 4; (ii) permit the granting of Awards to any member of the Committee (except for nondiscretionary Director Awards granted hereunder); or (iii) materially change the requirements for eligibility to be a recipient of an Award. Notwithstanding the foregoing, shareholder approval shall be required for any other amendments which require such approval in order to secure an exemption from Section 16(b) of the Exchange Act.
16. Restrictions on Shares.
  The Committee may impose such restrictions on any shares representing Awards and Options hereunder as it may deem advisable, including without limitation restrictions under the Securities Act of 1933, as amended, under the requirements of the New York Stock Exchange and under any Blue Sky or securities laws applicable to such shares. The Committee may cause a restrictive legend to be placed on any certificate issued pursuant to an Award or Option hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.
17. Applicable Law.
  The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina.
18. Shareholder Approval.
  The Plan is subject to approval by the shareholders of the Corporation on or before April 22, 1994. Awards granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.
19. Predecessor Plan.
  As of the Effective Date of the Plan, no further options or awards shall be granted under the Wachovia Corporation Senior Management and Director Stock Plan, as amended (the Predecessor Plan). The Predecessor Plan shall continue in effect and shall be applicable with respect to all options and awards issued or granted prior to the Effective Date under the Predecessor Plan.
20. Section 16(b) Compliance.
  It is the intention of the Corporation that the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act, and, if any Plan provision is later found not to be in compliance with Section 16 of the Exchange Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of it meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or Directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.
21. Change of Control.
    (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control (as defined in Section 21(b) herein):
       (i) All Options and SAR's outstanding as of the date of such Change of Control shall become fully exercisable, whether or not then otherwise exercisable.
       (ii) Any restrictions including but not limited to the Restriction Period applicable to any Restricted Stock Award or Restricted Unit shall be deemed to have expired, and such Restricted Stock Awards and Restricted Stock Units shall become fully vested and payable to the fullest extent of the original grant of the applicable Award.
       (iii) The restrictions, if any, applicable to any Director Award shall be deemed to have
                                      A-11
     expired, and such Director Awards shall be deemed earned immediately.
       (iv) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation, the Committee may, in its sole and absolute discretion, determine that any or all Awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Board of Directors or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the grant of substitute awards, as in the opinion of the Committee is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, the Committee authorized to make the determinations provided for in this Section 21(a)(iv) shall be appointed by the Board of Directors, two-thirds of the members of which shall have been Directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related corporation.
       (v) Notwithstanding the foregoing, any recipient of an Award who is subject to Section 16 of the Exchange Act may not sell or otherwise dispose of shares of Common Stock subject to an Award for a period of six months following the date of grant of the Award.
    (b) For the purposes herein, as Change of Control shall be deemed to have occurred on the earliest of the following dates:
       (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent or more of the outstanding Common Stock of the Corporation;
       (ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger of the Corporation in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Corporation ; or
       (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a twelve month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve month period.
    (For the purposes herein, the term person shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term beneficial owner shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)
    IN WITNESS WHEREOF, this Wachovia Corporation Stock Plan is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, the 22nd day of April, 1994.
                                            WACHOVIA CORPORATION
Attest:

Secretary
[Corporate Seal]
By:
    Chief Executive Officer
                                      A-12

                                   EXHIBIT B
                              WACHOVIA CORPORATION
                        SENIOR MANAGEMENT INCENTIVE PLAN
1. Purpose.
  The purposes of the Wachovia Corporation Senior Management Incentive Plan (the
Plan) are to motivate and reward a greater degree of excellence and team work among the senior officers of Wachovia Corporation (the Corporation) and related corporations by providing incentive compensation award opportunities; to provide attractive and competitive total cash compensation opportunities for exceptional corporate, organizational unit and personal performance; to reinforce the communication and achievement of the mission, objectives and goals of the Corporation; and to enhance the Corporation's ability to attract, retain and motivate the highest caliber senior officers. The purposes of the Plan shall be carried out by payment to eligible participants of annual incentive cash awards (individually, an Award and collectively, Awards), subject to the terms and conditions of the Plan and the discretion of the Committee.
2. Effective Date and Plan Year.
  The Wachovia Corporation Senior Management Incentive Plan was originally adopted by the Board of Directors of the Corporation (the Board) effective January 1, 1987. The Plan (as amended) was approved by the Board of Directors on January 28, 1994, and by the Compensation Nominating and Organization Committee effective March 10, 1994, and shall be effective as of April 22, 1994. The plan year shall be the calendar year.
3. Administration of the Plan.
  Subject to Section 11 herein, the Plan shall be administered by the Compensation, Nominating and Organization Committee of the Board of Directors (the Committee). The Committee has full authority and responsibility for the establishment and administration of the Plan, including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards and the terms, conditions, restrictions and limitations of Awards; (ii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iii) to construe and interpret the Plan and any agreements related to Awards, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. All determinations and decisions of the Committee must be made by a majority of the members present and shall be final and binding on all persons, except that no member of the Committee may at any time participate in any decision affecting the bonus of such member. Should the Committee be unable to render any decision by reason of a deadlock, the majority vote of the entire Board of Directors shall govern and be final and binding upon all parties.
4. Eligibility.
  An individual shall be eligible to become a participant in the Plan (a Participant) who satisfies the following requirements:
    (a) The individual is an employee of the Corporation or a related corporation. For this purpose, an individual shall be considered to be an employee if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee.
    (b) The individual is a senior officer of the Corporation or a related corporation. For the purposes herein, a senior officer of the Corporation or a related corporation shall mean an officer who is deemed to have sufficient responsibility, ability and potential to make significant contributions to the success of the Corporation or a related corporation.
    (c) The individual is recommended each year by the Chief Executive Officer of the Corporation (the Chief Executive Officer) and considered and approved by the Committee as a Participant in the Plan.
5. Participation.
  Prior to the beginning of each Plan Year (or, with respect to the 1994 Plan Year, prior to March 31, 1994), the Chief Executive Officer shall recommend to the Committee each senior officer of the Corporation or a related corporation who is eligible to become a Participant in the Plan with respect to such Plan Year. Participants shall be approved by the Committee in its sole and absolute discretion. In
                                      B-1
the event of the promotion of an employee or the hiring of a new employee during the Plan Year, the Committee, upon the recommendation of the Chief Executive Officer, may approve the entry of a Participant into the Plan during the Plan Year. In such case, the Award determined pursuant to the terms of the Plan with respect to such Participant shall be multiplied by a fraction, the numerator of which is the number of full calendar months during the Plan Year in which he is a Participant and the denominator of which is twelve. Participation in the Plan shall be subject to the provisions of the Plan and such other terms and conditions as the Committee shall provide.
6. Performance Criteria and Evaluation.
  (a) Performance Goals. The performance goals upon which Awards shall be made shall be based upon business criteria applicable to the Corporation, the business unit to which the Participant is assigned and the Participant individually. The corporate business criteria upon which such Awards shall be based shall include the following earnings factors, weighted as indicated: net income per share fully diluted (50%); return on assets (net income) (25%); and return on equity (net income) (25%).
  The three earnings measures will be combined to produce a composite corporate performance evaluation percentage factor (the Composite Percentage Factor) to be used along with the individual performance evaluation percentage factor (the Individual Percentage Factor) in calculating individual awards.
  (b) Individual Performance Criteria and Evaluation. A Participant's Individual Percentage Factor will be based on a composite rating of (i) relevant performance of the organizational unit to which the Participant is assigned (the
Unit) as compared to goals for the Plan Year and (ii) quantitative and qualitative elements of personal performance of the Participant in relation to goals and expectations established for the Plan Year. Each of these two components will have a 50 percent weighting in determining a Participant's Individual Percentage Factor.
    (i) The evaluation of the performance of the Unit will be based primarily on the degree of success in achieving the Unit's annual profit and business plan. The assessment will include, as applicable to the Unit, such factors as business development, expense management, earnings growth, credit quality, investment results, audit findings, affirmative action goals, staff development, operational efficiency and strategic planning. For purposes of this evaluation, the Unit will be the assigned responsibility area of the Participant. In the case of Participants in administrative and support functions, the evaluation will include the performance of line business units whose results can be influenced significantly by such persons.
    (ii) The evaluation of a Participant's personal performance will be based on the Participant's success in meeting expectations of subjective, qualitative and quantitative goals for the Plan Year. A Participant's personal performance evaluation will include an assessment of performance relative to the Corporation's standards in such areas as leadership, initiative, professional skills, teamwork, problem solving, personal behavior and advancement and achievement of the Corporation's mission and objectives. The following criteria shall apply in measuring a Participant's personal performance:
       (A) Performance Level IV -- Superior: Participants performing at this level would be rated in the range of 90 percent to 100 percent. With little guidance, a Participant at this level consistently performs in the superior manner that always exceeds normal requirements and expectations. The Participant's performance clearly is a model of excellence.
       (B) Performance Level III -- Exceptional: Participants performing at this level would be rated in the range of 75 percent to 89 percent. A Participant at the level consistently performs in an exceptional manner in which requirements and expectations are always accomplished. The Participant frequently accomplishes more than is expected.
       (C) Performance Level II -- Satisfactory: Participants performing at this level would be rated in the range of 50 percent to 74 percent. The Participant performs in an overall satisfactory manner, generally accomplishing requirements and expectations. The Participant does not always perform in an exceptional manner and needs guidance with certain tasks.
       (D) Performance Level I -- Meets Minimum Level: No Award will be paid to Participants at this performance level. The Participant generally meets minimum levels of performance but
                                      B-2
     sometimes has difficulty in achieving requirements and expectations. The Participant is capable of satisfactory performance with additional effort, guidance, training and experience.
7. Recommendation and Determination of Awards.
  In December of each Plan Year, the responsible managers and executives will evaluate each Participant's performance in meeting Unit and personal goals and objectives for the Plan Year. A recommended composite individual performance evaluation factor for each Participant with appropriate supporting documentation will be submitted by Division Executives of the Corporation to the Personnel Director of the Corporation for a review of completeness and compliance with the Plan. The recommended composite individual performance evaluation percentage factor to be used in calculating Awards for Participants shall be subject to review and approval by the Chief Executive Officer and the Committee.The composite corporate performance evaluation percentage factor will be calculated using net income per share fully diluted, return on assets and return on equity as plotted in the benchmark table. The resulting percentage representing the composite corporate performance evaluation factor will be multiplied by the composite individual performance evaluation percentage factor and the Participant's base salary paid during the Plan Year to determine the amount of each Participant's Award. Amounts that would otherwise have been payable to a Participant if the composite corporate performance evaluation factor had been higher or if the Participant had received a higher performance individual performance evaluation percentage factor shall not be re-allocated to other Participants.
8. Payment of Awards; Deferral.
  (a) Unless otherwise determined by the Committee, the Committee will determine the Participants entitled to receive Awards and the amount of such Awards in January following the end of the Plan Year, and the Awards for a Plan Year shall be paid by the Corporation to the Participant (or his beneficiary) on February 1 following the end of the Plan Year. Payment of Awards shall be made by a deposit to the Corporation's payroll system, with a written statement of the amount of each Award provided to each Participant. The amount of each Award shall be rounded to the nearest $100.
  (b) Prior to the beginning of the Plan Year in which an Award is earned, a Participant may make an irrevocable election to defer receipt of a portion of the Award in an amount not less than $1,000 nor greater than 50 percent of the Award. Such election shall be set forth in, and governed by the terms of, the Wachovia Corporation Senior Management Incentive Plan Deferral Arrangement.
9. Termination of Employment.
  (a) Termination Due to Death, Disability or Retirement. If termination of employment occurs during a Plan Year as the result of death, disability or approved retirement, a proportional award shall be paid to the Participant (or his estate in the event of death), for the period of active employment during the Plan Year. In such event, the Award determined pursuant to the terms of the Plan with respect to such Participant shall be multiplied by a fraction, the numerator of which is the number of full calendar months during the Plan Year in which the employee is a Participant and the denominator of which is twelve, and such Award shall be paid in accordance with Section 8 herein. In the event of a Participant's death, any Award payable under the Plan shall be paid to the Participant's estate.
  (b) Other Termination. Except to the extent otherwise provided in Section 10, if termination occurs during the Plan Year for any reason other than death, disability or approved retirement, no Award shall be paid.
  (c) Termination After End of Plan Year. If termination occurs between the end of the Plan Year and the date of payment of an Award, the full amount of the Award shall be paid in accordance with Section 8 herein unless the termination was the direct result of dishonesty or misconduct.
  (d) Certain Definitions. For the purposes herein:
    (i) Disability shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months.
    (ii) Approved retirement shall mean early or normal retirement as provided under the Retirement Incentive Plan of Wachovia Corporation or any successor plan thereto applicable to a Participant or the retirement date under a contract, if any, between a Participant and the Corporation or a
                                      B-3
  related corporation providing for the Participant's retirement from the employment of the Corporation or a related corporation prior to the normal retirement date.
  10. Change of Control.
    (a) In the event of a Change of Control (as defined in Section 10(b) herein), all Awards made pursuant to the Plan shall be deemed earned and shall become immediately due and payable for the full Plan Year (notwithstanding the date of the Change of Control event during the Plan Year), subject to the following: (i) the corporate Composite Percentage Factor shall be based on corporate performance on an annualized basis as of the date of the Change of Control, and (ii) each Participant shall receive the highest Award that may be granted based on the individual Participant's job classification. Awards that become due and payable upon a Change of Control shall be deemed earned, due and payable regardless of whether the Participant continues service in the same position following the change of control, has a change in position or responsibility, or is terminated from employment with the Corporation or a related corporation.
    (b) A Change of Control shall be deemed to have occurred on the earliest of the following dates:
       (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent or more of the outstanding Common Stock of the Corporation;
       (ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger of the Corporation in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Corporation; or
       (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a twelve month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve month period.
  (For the purposes herein, the term person shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the Exchange Act), other than the Corporation, a subsidiary of the Corporation or any employee benefit plans(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term beneficial owner shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)
     (c) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation, the Committee may, in its sole and absolute discretion, determine that any or all Awards shall not be paid, if the Board of Directors or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the making of substitute awards, as in the opinion of the Committee is equitable or appropriate to protect the rights and interests of participants in the Plan.
     11. Performance-Based Compensation. To the extent to which it is necessary to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), and the regulations thereunder, the following provisions shall apply:
       (a) Compliance with Code Section 162(m). It is the intent of the Corporation that Awards conferred under the Plan to Covered Employees, as such term is defined in Section 19(e) herein, shall comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Code, and the Plan shall be construed in favor of meeting the requirements of Section 162(m) of the Code and the regulations thereunder to the extent possible.
       (b) Committee Authority and Composition. The Committee shall be authorized to establish
                                      B-4
  performance goals for Covered Employees, certify satisfaction of performance goals and other material terms for such Covered Employees, and to take such other action as may be necessary in order to qualify for the performance-based compensation exception. The Committee shall be comprised of two or more outside directors (as such term is defined in Section 162(m) of the Code and the regulations thereunder). Notwithstanding the foregoing, the committee authorized to take such actions may be comprised of a subcommittee of the Committee or other directors who qualify as outside directors (as such term is defined in Section 162(m) of the Code and the regulations thereunder), and the actions taken by such subcommittee or other group of outside directors shall be effective as the action of the Committee to the extent permitted by the Plan, and Section 162(m) of the Code and the regulations thereunder.
       (c) The Committee shall not have discretion to increase the amount of an Award payable to an employee over the amount that is determined in accordance with Sections 6 and 7 herein. The Committee shall in any event have the discretion to reduce or eliminate the amount of an Award that would otherwise be payable to any Participant in accordance with the terms of the Plan.
       (d) The material terms of the performance goal or goals pursuant to which Awards are to be made shall be disclosed to, and subject to the approval of, the shareholders of the Corporation. Material terms of a performance goal or goals, the targets of which may be changed by the Committee, shall be disclosed to, and subject to the reapproval of, the shareholders of the Corporation upon a change of the material terms of a performance goal or goals by the Committee or as may be otherwise required by Section 162(m) of the Code or the regulations thereunder.
  12. Nonassignability of Incentive Awards.
       The right to receive payment of an Award shall not be assignable or transferrable (including by pledge or hypothecation) other than by will or the laws of intestate succession.
  13. No Trust Fund; Unsecured Interest.
       A Participant shall have no interest in any fund or specified asset of the Corporation. No trust fund shall be created in connection with the Plan or any Award, and there shall be no required funding of amounts which may become payable under the Plan. Any amounts which are or may be set aside under the provisions of this Plan shall continue for all purposes to be a part of the general assets of the Corporation, and no person or entity other than the Corporation shall, by virtue of the provisions of this Plan, have any interest in such assets. No right to receive payments from the Corporation pursuant to this Plan shall be greater than the right of any unsecured creditor of the Corporation.
  14. No Right or Obligation of Continued Employment.
       Nothing contained in the Plan shall require the Corporation or a related corporation to continue to employ a Participant, nor shall the Participant be required to remain in the employment of the Corporation or a related corporation.
  15. Withholding.
       The Corporation shall withhold all required local, state and federal taxes from any amount of an Award.
  16. Retirement Plans.
       In no event shall any amounts accrued or payable under this Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which a Participant shall be entitled under any retirement plan to which the Corporation or a related corporation may be a party.
  17. Dilution or Other Adjustments.
       If there is any change in the Corporation because of a merger, share exchange, reorganization or other business combinations affecting the Corporation or a related corporation, or if extraordinary items of income or expense of the Corporation or a related corporation occur, the Committee may make such adjustments to any provisions of this Plan, including but not limited to adjustments to determinations of performance and Awards, as the Committee deems desirable to prevent the dilution or enlargement of rights granted hereunder.
                                      B-5

  18. Amendment and Termination of the Plan.
       The Plan may be amended or terminated at any time by the Board or by the Committee as delegated by the Board, provided that such termination or amendment shall not, without the consent of the Participant, affect such Participant's rights with respect to Awards previously awarded to him. With the consent of the Participant affected, the Board, or by delegation of authority by the Board, the Committee, may amend outstanding Awards in a manner not inconsistent with the Plan.
  19. Certain Definitions.
       For purposes of the Plan, the following terms shall have the meaning indicated:
       (a) Related corporation means any parent, subsidiary or predecessor of the Corporation.
       (b) Parent or parent corporation shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.
       (c) Subsidiary or subsidiary corporation means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.
       (d) Predecessor or predecessor corporation means a corporation which was a party to a transaction described in Section 425(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.
       (e) Covered Employee shall mean any individual who, on the last day of the taxable year, is (i) the Chief Executive Officer or is acting in such capacity or (ii) among the four highest compensated officers (other than the Chief Executive Officer), as determined in accordance with the executive compensation disclosure rules under the Exchange Act, unless otherwise provided in Section 162(m) of the Code or the regulations thereunder.
20. Binding on Successors.
     The obligations of the Corporation under the Plan shall be binding upon any organization which shall succeed to all or substantially all of the assets of the Corporation, and the term Corporation, whenever used in the Plan, shall mean and include any such organization after the succession.
21. Applicable Law.
     The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina.
     IN WITNESS WHEREOF, the Wachovia Corporation Senior Management Incentive Plan, as amended, is, by the authority of the Board of Directors of the Corporation, executed as of the 22nd day of April, 1994.
                                            WACHOVIA CORPORATION
Attest:

Secretary
[Corporate Seal]
By:
    Chief Executive Officer
                                      B-6

            (Wachovia logo appears here)
            Notice of
            ANNUAL MEETING
            To Be Held April 22, 1994
            and
            PROXY STATEMENT
            301 NORTH MAIN STREET
            P.O. BOX 3099
            WINSTON-SALEM, NORTH CAROLINA 27150
            191 PEACHTREE STREET, N.E.
            P.O. BOX 4148
            ATLANTA, GEORGIA 30303

P
R
O
X
Y

Please mark,
sign and date
on reverse side
and return in
the enclosed
postage-paid
envelope





Proxy for Annual Meeting of Shareholders        Wachovia Corporation

          The undersigned hereby appoints Alice W. Grogan, Secretary, and Kenneth W. McAllister, Assistant Secretary, of Wachovia
Corporation as attorneys and proxies to vote all of the shares of COMMON STOCK of Wachovia Corporation held or owned by the under-signed at the Annual Meeting of Shareholders on April 22, 1994, and at any adjournments thereof, as follows:

1.Election of Directors    [] FOR ALL NOMINEES LISTED BELOW [] WITHHOLD AUTHORITY to
                              (EXCEPT AS MARKED TO THE         VOTE FOR ALL NOMINEES
                              CONTRARY BELOW)                  LISTED BELOW

 (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
3-year term: Rufus C. Barkley, Jr., John L. Clendenin, Robert M. Holder, Jr.,
  W. Duke Kimbrell, John G. Medlin, Jr.
2-year term: Leslie M. Baker, Jr.
2.Approve the Wachovia Corporation Stock Plan.
  FOR [ ]                   AGAINST [ ]                   ABSTAIN [ ]

3.Approve certain amendments to the Wachovia Corporation Senior Management
  Incentive Plan to preserve the Company's tax
  deduction for certain plan awards.
  FOR [ ]                   AGAINST [ ]                   ABSTAIN [ ]

4.Ratification of the appointment of Ernst & Young as independent auditors.
  FOR [ ]                   AGAINST [ ]                   ABSTAIN [ ]

5.In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

This Proxy Is Solicited on Behalf of the Board of Directors of the Corporation

(Continued and to be signed on the other side)

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR
PROPOSALS 1, 2, 3 and 4.


                       DATED                                       , 1994




                       Shareholders should sign exactly as name appears at the left. Any person signing in a fiduciary capacity will please enclose proof of his appointment unless such proof has already been furnished.

The South Carolina National Bank, Trustee


South Carolina National Corporation
Amended and Restated Savings, Thrift and Deferred Cash Plan


          With respect to shares of Common Stock of Wachovia Corporation held for my Accounts under the South Carolina National Corporation Amended and Restated Savings, Thrift and Deferred Cash Plan, you are instructed to sign and forward the proxy being solicited by the Wachovia Corporation Board of Directors after having directed said proxy to be voted in the manner I have directed on the form of such proxy appearing on the reverse hereof. Unless I have otherwise directed on such form, you are to vote FOR the proposals referred to therein.


                                 DATED                                 , 1994



                                 Please date and sign your name as it appears hereon.
(Please indicate instructions by marking appropriate blocks on reverse side.)

Wachovia Bank of North Carolina, N.A., Trustee     Wachovia Bank of Georgia, N.A., Trustee
Wachovia Corporation Retirement Savings and        Wachovia Bank of Georgia, N.A., Employee Stock Ownership Plan
Profit-Sharing Plan


          With respect to shares of Common Stock of Wachovia Corporation held for my Accounts under the Wachovia Corporation Retirement Savings and Profit-Sharing Plan and/or the Wachovia Bank of Georgia, N.A. Employee
Stock Ownership Plan, you are instructed to sign and forward the proxy being solicited by the Wachovia Corporation Board of Directors after having directed said proxy to be voted in the manner I have directed on the form of such proxy appearing on the reverse hereof. Unless I have otherwise directed on such form, you are to vote FOR the proposals referred to therein.


                        DATED                                         , 1994



                        Please date and sign your name as it appears hereon.

(Please indicate instructions by marking appropriate blocks on reverse side.)

Wachovia Bank of North Carolina, N.A., Trustee    Wachovia Deferred Profit-Sharing Incentive Plan

          With respect to shares of Common Stock of Wachovia Corporation held for my Account under the Wachovia Deferred Profit-Sharing Incentive Plan, you are instructed to sign and forward the proxy being solicited by the Wachovia Corporation Board of Directors after having directed said proxy to be voted in the manner I have directed on the form of such proxy appearing on the reverse hereof. Unless I have otherwise directed on such form, you are to vote FOR the proposals referred to therein.


                      DATED                                         , 1994



                       Please date and sign your name as it appears hereon.

(Please indicate instructions by marking appropriate blocks on reverse side.)


***************************************************************************
                                  APPENDIX

On Page 1 the Wachovia logo appears where indicated.

On Page 2 the Wachovia logo appears where indicated.

On Page 23 the Comparison Graph appears where noted. The plot points are listed in the table below that point.

On the Back Cover the Wachovia logo appears where indicated.

The Wachovia logo appears where indicated at the top of the cover letter.